UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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EQUINIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EQUINIX, INC.
One Lagoon Drive, Fourth Floor
Redwood City, CA 94065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 5, 2013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Equinix, Inc., a Delaware corporation (“Equinix”). The meeting will be held on the second floor of our headquarters located at One Lagoon Drive, Redwood City, California, on Wednesday, June 5, 2013, at 10:30 a.m. for the purpose of considering and voting on:

(1)	Election of directors to the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;
(2)	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;
(3)	Approval, by a non-binding advisory vote, of the compensation of our named executive officers;
(4)	Approval of an amendment to our Amended and Restated Certificate of Incorporation to permit holders of record of at least twenty-five percent (25%) of the voting power of our outstanding capital stock to take action by written consent; and
(5)	Such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the attached Proxy Statement.

Only stockholders of record at the close of business on April 19, 2013 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at our headquarters located at One Lagoon Drive, Fourth Floor, Redwood City, California, during ordinary business hours for the 10-day period prior to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Peter Van Camp
Peter Van Camp
Executive Chairman

Redwood City, California
May 1, 2013

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope, or follow the instructions below to submit your proxy by telephone or on the Internet. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 5, 2013:

The Proxy Statement and Annual Report to Stockholders on Form 10-K are available at
http://investor.equinix.com/phoenix.zhtml?c=122662&p=proxy.

EQUINIX, INC.
One Lagoon Drive, Fourth Floor
Redwood City, CA 94065

PROXY STATEMENT
FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

June 5, 2013

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors (the “Board”) of Equinix, Inc. (“Equinix”) is soliciting your proxy to vote at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about May 1, 2013 to all stockholders of record entitled to vote at the Annual Meeting.

Can I obtain an on-line version of the materials?

This proxy statement and Equinix’s annual report on Form 10-K are available on-line at http://investor.equinix.com/phoenix.zhtml?c=122662&p=proxy.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 19, 2013 will be entitled to vote at the Annual Meeting. On this record date, there were 49,353,884 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on April 19, 2013, your shares were registered directly in your name with Equinix’s transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on April 19, 2013, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Who may attend the Annual Meeting?

Only persons with evidence of stock ownership or who are guests of Equinix may attend and be admitted to the Annual Meeting. Photo identification will be required (a valid driver’s license or passport is preferred). If your shares are held in an account at a brokerage firm, bank, dealer, or other similar organization, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee, or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. For assistance with directions to our headquarters where the Annual Meeting will be held, please call 650-598-6000.

What am I voting on?

There are four matters scheduled for a vote:

(1)	Election of directors.
(2)	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.
(3)	Approval, by a non-binding advisory vote, of the compensation of our named executive officers.
(4)	Approval of an amendment to our Amended and Restated Certificate of Incorporation (“Charter”) to permit holders of record of at least twenty-five percent (25%) of the voting power of our outstanding capital stock to take action by written consent.

How do I vote?

On the matters to be voted on, including the nominees to the Board, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

(1)	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
(2)	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
(3)	To vote over the telephone, dial toll-free (from the U.S., Canada and U.S. Territories) 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 1:00 a.m., Central Time, on June 5, 2013 to be counted.
(4)	To vote on the Internet, go to www.investorvote.com/EQIX to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 1:00 a.m., Central Time, on June 5, 2013 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Equinix. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or on the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 19, 2013.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all nominees for director, “For” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013, “For” the compensation of our named executive officers and “For” the proposed amendment to our Charter to permit holders of record of at least twenty-five percent (25%) of the voting power of our outstanding capital stock to take action by written consent.

If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

(1)	You may submit another properly completed proxy card with a later date.
(2)	You may send a written notice that you are revoking your proxy to Equinix’s Secretary at One Lagoon Drive, Fourth Floor, Redwood City, CA 94065.
(3)	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” votes, “Against” votes, abstentions and broker non-votes (when shares are held by brokers that do not have discretionary authority to vote on a matter, and have not received voting instructions from their clients).

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker with respect to a “non-discretionary” matter, your shares will not be voted on such matter and will not be counted as shares entitled to vote on such matter. For example, if you do not provide voting instructions to your broker, the broker could vote your shares for Proposal No. 2 (the ratification of the appointment of PricewaterhouseCoopers LLP as Equinix’s independent registered public accounting firm for the fiscal year ending December 31, 2013) but not for the other proposals, including the election of directors.

Shares not present at the meeting and shares voting “abstain” have no effect on the election of directors. For the other proposals, abstentions have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for Proposals No. 1, 2 and 3. For Proposal No. 4, broker non-votes have the same effect as “Against” votes. Broker non-votes will be counted in determining whether there is a quorum.

How many votes are needed to approve each proposal?

(1)	To be elected, directors must receive a majority of the votes cast (that is, the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee).
(2)	To be approved, Proposal No. 2, the ratification of PricewaterhouseCoopers LLP as Equinix’s independent registered public accounting firm for the fiscal year ending December 31, 2013, must receive a “For” vote from the majority of shares present and entitled to vote on the proposal either in person or by proxy.
(3)	To be approved on an advisory non-binding basis, Proposal No. 3, the compensation of our named executive officers must receive a “For” vote from the majority of shares present and entitled to vote on the proposal either in person or by proxy.
(4)	To be approved, Proposal No. 4, the amendment to our Charter to permit holders of record of at least twenty-five percent (25%) of the voting power of our outstanding capital stock to take action by written consent, must receive a “For” vote from the holders of a majority of our outstanding shares.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares is represented by stockholders present at the meeting or by proxy. On the record date, there were 49,353,884 shares outstanding and entitled to vote. Thus 24,676,943 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published on a Current Report on Form 8-K filed within four business days after the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Equinix’s Board currently consists of nine directors. While Equinix’s Bylaws provide that the number of directors will be determined by the Board, and the number of directors is currently set at nine, Steven Clontz has not been nominated for reelection thus there will be one vacant seat on Equinix’s Board that Equinix does not intend to fill at this Annual Meeting.

Our Bylaws provide that a director nominee must receive a majority of the votes cast with respect to such nominee in uncontested director elections (i.e. the number of shares voted “for” a director nominee must exceed the number of shares voted “against” such nominee). If an incumbent director nominee fails to receive a majority of the votes cast in an uncontested election, the director shall immediately tender his or her resignation to the Board. The Governance Committee of the Board, or such other committee designated by the Board, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose its decision regarding the resignation within 90 days following certification of the election results. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, the remaining members of the Board may fill the resulting vacancy or may decrease the size of the Board.

All directors will be elected at the Annual Meeting to serve for a term expiring at the next annual meeting of stockholders and until his or her successor is elected, or until the director’s death, resignation or removal. If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted for the eight persons recommended by the Board. If you wish to give specific instructions with respect to the voting of directors, you must do so with respect to the individual nominee. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Equinix’s Board. Each person nominated for election has agreed to serve if elected, and our Board has no reason to believe that any nominee will be unable to serve.

The eight directors who are being nominated for election by the holders of common stock to the Board, their ages as of April 1, 2013, their positions and offices held with Equinix and certain biographical information, including directorships held with other public companies during the past five years, are set forth below. In addition, we have provided information concerning the particular experience, qualifications, attributes and/or skills that led the Nominating Committee and the Board to determine that each nominee should serve as a director of Equinix. The Board recommends a vote FOR the election to the Board of each of the following eight nominees.

Nominees	Age	Positions and Offices Held with Equinix
Tom Bartlett	54	Director
Gary Hromadko	60	Director
Scott Kriens	55	Director
William Luby	53	Director
Irving Lyons, III	63	Director
Christopher Paisley	60	Lead Independent Director
Stephen Smith	56	Director, Chief Executive Officer and President
Peter Van Camp	57	Executive Chairman

Tom Bartlett has served as a member of our Board since April 2013. Mr. Bartlett has served as Executive Vice President and Chief Financial Officer of American Tower, an owner and operator of wireless and broadcast communications sites that operates as a real estate investment trust (“REIT”), since April 2009 and as Treasurer since February 2012. Prior to joining American Tower, Mr. Bartlett spent 25 years at Verizon Communications and its predecessor companies in numerous operations and business development roles, most recently as Senior Vice President and Corporate Controller from November 2005. Mr. Bartlett began his career at Deloitte, Haskins & Sells. We believe Mr. Bartlett’s experience at American Tower with converting to, and operating as, a REIT will be of value to the Board as Equinix pursues its own conversion to a REIT. His experience in the telecommunications and wireless infrastructure fields, and his accounting and finance expertise also qualify him to serve on our Board.

Gary Hromadko has served as a member of our Board since June 2003. Mr. Hromadko has been a venture partner at Crosslink Capital, a venture capital firm, since June 2002. In addition to his responsibilities with Crosslink Capital, Mr. Hromadko has been active as a private investor since 1993. Mr. Hromadko serves on the board of directors of several privately held companies. He also previously served as a director of the public company Carbonite, Inc. during the past five years. We believe Mr. Hromadko’s experience as an investor in the communications services and infrastructure sectors, two important customer segments to Equinix and sectors where trends are closely watched as important to our future strategy and positioning, his financial and capital markets experience, and his experience with Equinix dating back to 2003, qualify him to serve on our Board.

Scott Kriens has served as a member of our Board since July 2000. Mr. Kriens has served as Chairman of the Board of Directors of Juniper Networks, Inc., a publicly traded Internet infrastructure solutions company, since September 2008. From October 1996 to September 2008, Mr. Kriens served as Juniper’s Chief Executive Officer and Chairman of the Board of Directors. From April 1986 to January 1996, Mr. Kriens served as Vice President of Sales and Vice President of Operations at StrataCom, Inc., a telecommunications equipment company, which he co-founded in 1986. He also previously served as a director of VeriSign, Inc., a public company, during the past five years. We believe Mr. Kriens’ extensive experience in the sectors of communications services and internet infrastructure, two important sectors to Equinix as discussed above, as well as his executive leadership and management experience leading a high growth company, qualify him to serve on our Board.

William Luby has served as a member of our Board since April 2010. Mr. Luby has served as the managing partner of Seaport Capital, a private equity firm, and its predecessor companies since 1996. He previously was a Managing Director at Chase Capital, the private equity affiliate of the Chase Manhattan Corporation. Mr. Luby also serves on the board of directors of several privately held companies, and previously served as Chairman of the Board of Directors of Switch & Data Facilities Company, Inc., a public company, prior to its acquisition by Equinix in 2010. Mr. Luby has been an active investor in the telecommunications industry for 20 years. We believe that this experience, his experience as a director at Switch & Data, and his familiarity with our industry qualify him to serve on our Board.

Irving Lyons, III has served as a member of our Board since February 2007. Mr. Lyons has been a principal of Lyons Asset Management, a California-based private investment firm, since January 2005. From December 1993 to January 2005, Mr. Lyons was employed at ProLogis, a global provider of distribution facilities and services, where he served as Chief Investment Officer from March 1997 to December 2004 and as Vice Chairman of the Board of Directors from December 2001 to January 2005. Mr. Lyons serves on the Boards of Directors of the publicly traded REITs BRE Properties, Inc. and ProLogis, where he serves as Lead Independent Director. We believe Mr. Lyons’s qualifications to sit on our Board include his global real estate experience, including his experience as a Chief Investment Officer at a real estate concern, which provides valuable insight to discussions of site selection and negotiations as Equinix conducts expansion planning and management of its real estate portfolio, his experience with REITs, as well as his knowledge of capital markets and executive leadership and management experience.

Christopher Paisley has served as a member of our Board since July 2007 and as Lead Independent Director since February 2012. Mr. Paisley has been the Dean’s Executive Professor of Accounting at the Leavey School of Business at Santa Clara University since January 2001. From September 1985 until May 2000, Mr. Paisley was the Senior Vice President of Finance and Chief Financial Officer of 3Com Corporation. Mr. Paisley currently serves as a director of Ambarella, Inc. and Bridge Capital Holdings, as Lead Independent Director of Fortinet, Inc., and as Chairman of the Board of Directors of Volterra Semiconductor Corporation, all public companies, and as a director of several privately held companies. He also previously served as a director of the public company 3PAR Inc. during the past five years. We believe Mr. Paisley’s qualifications to sit on our Board include his accounting and finance expertise, his experience as a Chief Financial Officer at a technology company, and his extensive public company board and audit committee experience.

Stephen Smith has served as our Chief Executive Officer and President and as a member of our Board since April 2007. Prior to joining us, Mr. Smith served as Senior Vice President at HP Services, a business segment of Hewlett-Packard Co., from January 2005 to October 2006. Prior to joining Hewlett-Packard Co., Mr. Smith served as Vice President of Global Professional and Managed Services at Lucent Technologies Inc., a communications solutions provider, from September 2003 to January 2005. From October 1987 to September 2003, he spent 17 years with Electronic Data Systems Corporation (“EDS”), a business and technology solutions company, in a variety of positions, including Chief Sales Officer, President of EDS Asia-Pacific, and President of EDS Western Region. Mr. Smith serves on the board of directors of F5 Networks and Volterra Semiconductor, both public companies, and previously served as a director of the public company 3PAR Inc. during the past five years. We believe Mr. Smith’s understanding of Equinix’s needs, challenges and opportunities that he has acquired as our Chief Executive Officer and President, an extensive career history at technology services and critical infrastructure companies, and prior executive leadership and management experience, qualify him to serve on our Board.

Peter Van Camp has served as our Executive Chairman since April 2007. Prior to becoming Executive Chairman, Mr. Van Camp served as our Chief Executive Officer and as a director since May 2000 and as President since March 2006. In addition, in December 2005, Mr. Van Camp was re-elected as Chairman of the Board, having previously served in that capacity from June 2001 to December 2002. From January 1997 to May 2000, Mr. Van Camp was employed at UUNET, the Internet division of MCI (formerly known as WorldCom), where he served as President of Internet Markets and as President of the Americas region. During the period from May 1995 to January 1997, Mr. Van Camp was President of Compuserve Network Services, an Internet access provider. Before holding this position, Mr. Van Camp held various positions at Compuserve, Inc. during the period from October 1982 to May 1995. He also served as a director of Packeteer, Inc., a public company, previously during the past five years. We believe Mr. Van Camp’s long history with Equinix, in the roles of Chief Executive Officer, President and Executive Chairman, dating back to 2000, in addition to his communications services and internet infrastructure background and his extensive experience at technology services companies, qualify him to serve on our Board.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Equinix is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP as Equinix’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Equinix and its stockholders.

PricewaterhouseCoopers LLP has audited Equinix’s financial statements since 2000. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 2

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The Audit Committee serves as the representative of the Board for general oversight of Equinix’s financial accounting and reporting process, system of internal control, audit process, process for monitoring compliance with laws and regulations, and Equinix’s Code of Ethics for Chief Executive Officer and Senior Financial Officers. The Audit Committee annually appoints an independent registered public accounting firm to express an opinion on the financial statements and on Equinix’s internal control over financial reporting based on an integrated audit. A more detailed description of the functions of the Audit Committee can be found in Equinix’s Audit Committee Charter, published on the corporate governance section of Equinix’s website at www.equinix.com.

During fiscal year 2012, the Audit Committee consisted of Messrs. Clontz, Hromadko and Paisley. Mr. Paisley is the Audit Committee’s chairman and financial expert. The Audit Committee held nine meetings during the last fiscal year. Mr. Bartlett joined the Audit Committee effective April 1, 2013.

Equinix’s management has primary responsibility for preparing Equinix’s financial statements and maintaining Equinix’s financial reporting process. Equinix’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), is responsible for expressing an opinion on the conformity of Equinix’s audited financial statements to generally accepted accounting principles and on Equinix’s internal control over financial reporting based on an integrated audit. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm and the experience of the Audit Committee’s members in business, financial and accounting matters.

In this context, the Audit Committee hereby reports as follows:

•	The Audit Committee has reviewed and discussed the audited financial statements with Equinix’s management and the independent registered public accounting firm.
•	The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Codification of Statements on Auditing Standard, AU 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
•	The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence.

Aggregate fees for professional services rendered for Equinix by PricewaterhouseCoopers as of, or for the years ended December 31, 2012 and 2011, were:

	December 31,
	2012	2011
Audit	$3,410,196	$3,816,945
Audit-related	1,729,655	1,269,150
Tax	328,040	40,000
All Other	3,000	2,700
Total	$5,470,891	$5,128,795

The Audit fees for the years ended December 31, 2012 and 2011, respectively, were for professional services rendered for the audits of the consolidated financial statements of Equinix and its subsidiaries’ audits. In addition, the professional services included comfort letters, consents and assistance with the review of documents filed with the Securities and Exchange Commission.

The Audit-related fees for the years ended December 31, 2012 and 2011, respectively, were for assurance and related accounting and advisory services related to debt offerings, non-controlling interest accounting, discontinued operations accounting, acquisitions and related purchase accounting and other projects requiring audit related services.

The Tax fees for the years ended December 31, 2012 and 2011, respectively, were for services related to tax compliance, REIT conversion analysis, tax planning and tax advice relating to various projects.

The All Other fees for the year ended December 31, 2012 and 2011, respectively, were for licensed software tools used for financial reporting.

Equinix’s Audit Committee adopted pre-approval policies and procedures for audit and non-audit services during the fiscal year 2003. All audit, audit-related and tax services are approved in advance by Equinix’s Audit Committee to assure they do not impair the independence of Equinix’s independent registered public accounting firm. At the beginning of each fiscal year, management prepares an estimate of all such fees for the duration of the fiscal year and submits the estimate to the Audit Committee for review and pre-approval. Any modifications to the estimates are submitted to the Audit Committee for pre-approval at the next regularly scheduled Audit Committee meeting, or if action is required sooner, to the chairman of the Audit Committee. All fees paid to Equinix’s independent registered public accounting firm during the fiscal years 2012 and 2011 were in accordance with this pre-approval policy.

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee approved the audited financial statements and recommended that the audited financial statements be included in Equinix’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2012, for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also approved, subject to stockholder ratification, the selection of PricewaterhouseCoopers LLP as Equinix’s independent registered public accounting firm.

Each of the members of the Audit Committee is independent as such term is defined under the rules of the Securities and Exchange Commission and the listing standards of the NASDAQ Stock Market.

Submitted by the following members of the Audit Committee:

Christopher Paisley, Chairman
Steven Clontz
Gary Hromadko

PROPOSAL 3

ADVISORY NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 contains a provision that is commonly known as “Say-on-Pay.” Say-on-Pay gives our stockholders an opportunity to vote on an advisory, non-binding basis to approve the compensation of our named executive officers as disclosed in this proxy statement. We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation program and practices described in this proxy statement. Please read the Compensation Discussion and Analysis and the executive compensation tables and narrative disclosure for a detailed explanation of our executive compensation program and practices and also consider the following:

Our executive compensation program is tied directly to the performance of the business, to ensure strong growth and value creation for stockholders, using metrics we believe best indicate the success of our business. For 2012, a significant portion of our named executive officers’ incentive compensation was dependent on annual revenue growth and adjusted EBITDA (which we define as income or loss from operations before depreciation, amortization, accretion, stock-based compensation, restructuring charges and acquisition costs) growth, both of which exceeded the targets set for 2012 through revenue growth of 21% and adjusted EBITDA growth of 24% over strong 2011 results. These results enabled Equinix to continue to invest in the business in 2012 through organic expansions, the acquisition of Hong Kong-based data center provider Asia Tone, which further extended our presence in the Asia-Pacific market, the acquisition of German data center provider ancotel, which increased our network density and interconnection infrastructure in EMEA, and other investments to scale the business for future growth opportunities. In 2012, Equinix also announced plans to pursue conversion to a REIT as part of a strategy to deliver long-term stockholder value. Our executive compensation philosophy is illustrated and executed by the following examples:

•	For 2012, variable compensation tied to Equinix’s performance constituted approximately 93% of our Chief Executive Officer’s compensation, and approximately 86% of our other named executive officers’ compensation, not including the compensation of Sara Baack who joined in September 2012.
•	The target performance goals set for 2012 demanded meaningful organic growth from 2011 — greater than 18% growth to revenue and 17% growth to adjusted EBITDA.
•	For 2012, revenue and adjusted EBITDA served as the performance metrics under the 2012 annual incentive plan and for 66 2/3% of long-term incentive compensation, and such compensation was 100% at risk if revenue and adjusted EBITDA were each 95% or less than the approved target performance levels.
•	For 2012, total shareholder return (“TSR”) was added as a performance metric for 33 1/3% of the long-term incentive compensation for executives to ensure management incentives remain aligned with stockholder interests. Such portion of long-term incentive compensation will be earned based upon TSR achievement over a two-year period compared against the IWB Russell 1000 Index Fund (the “Russell 1000”). This portion of long-term incentive compensation granted to our executives in 2012 is 100% at risk if TSR performance against the Russell 1000 at the end of the two year period is less than 60%.

Accordingly, we ask that you vote “FOR” the following resolution:

“RESOLVED, that the stockholders of Equinix, Inc. hereby approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement.”

This advisory vote on executive compensation is not binding on us. However, the Board and the Compensation Committee highly value the opinions of our stockholders. To the extent there is a significant vote against this proposal, we will seek to determine the reasons for our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns when making future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 3

EXECUTIVE OFFICERS

The following are the executive officers (as defined by applicable securities laws) of Equinix, with the exception of Mr. Smith, Equinix’s Chief Executive Officer and President, whose information appears in the section “Election of Directors,” their ages as of April 1, 2013, their positions and offices held with Equinix and certain biographical information. All serve at the discretion of the Board.

Executive Officers	Age	Positions and Offices Held with Equinix
Keith Taylor	51	Chief Financial Officer
Sara Baack	41	Chief Marketing Officer
Peter Ferris	55	Chief Sales Officer
Charles Meyers	47	President, Equinix Americas
Eric Schwartz	46	President, Equinix EMEA

Keith Taylor has served as our Chief Financial Officer since September 2005. From February 2001 to September 2005, Mr. Taylor served as our Vice President, Finance and Chief Accounting Officer. In addition, from February 1999 to February 2001, Mr. Taylor served as our Director of Finance and Administration. Before joining us, Mr. Taylor was employed by International Wireless Communications, Inc., an operator, owner and developer of wireless communication networks, as Vice President Finance and Interim Chief Financial Officer. Prior to joining International Wireless Communications, Inc., Mr. Taylor was employed by Becton Dickinson & Company, a medical and diagnostic device manufacturer, as a senior sector analyst for the diagnostic businesses in Asia, Latin America and Europe.

Sara Baack has served as Chief Marketing Officer since September 2012. Prior to joining us, Ms. Baack was employed at Level 3 Communications, a communications services company, from August 2000 to August 2012, most recently as Senior Vice President of Product Management. Prior to joining Level 3, Ms. Baack worked at PaineWebber Incorporated as Vice President of Principal Transactions where she invested proprietary private equity capital in the communications sector.

Peter Ferris has served as Chief Sales Officer since September 2010. Previously, he served as our President, Equinix U.S. from January 2008 to September 2010, as our Senior Vice President, Worldwide Sales from December 2006 to January 2008, and as Vice President, Worldwide Sales from July 1999 to December 2006. During the period from June 1997 to July 1999, Mr. Ferris was Vice President of Sales for Frontier Global Center, a provider of complex web site hosting services. From June 1996 to June 1997, Mr. Ferris served as Vice President, Eastern Sales at Genuity Inc., an Internet services provider. From December 1993 to June 1996, Mr. Ferris was Vice President, mid-Atlantic sales at MFS DataNet Inc., a telecommunications services provider.

Charles Meyers has served as President, Equinix Americas since September 2010. Prior to joining us, Mr. Meyers was employed at VeriSign, an Internet security company now part of Symantec Corp., from November 2006 to March 2010, most recently as Group President of Messaging and Mobile Media, and as a Product Group Executive for the Security and Communications portfolio. Prior to joining VeriSign, Mr. Meyers held various positions at Level 3 Communications, a communications services company, including Group Vice President of Global Marketing, President of IP and Data Services and Senior Vice President, Softswitch Services, from August 2001 to May 2006.

Eric Schwartz has served as President, Equinix EMEA since June 2008. Previously, he served as our Chief Development Officer from January 2008 to June 2008 and as Vice President, Strategy and Services from May 2006 to January 2008. Prior to joining us, Mr. Schwartz was Vice President of IP Communications at BellSouth, a telecommunications company, where he was employed from November 1997 to February 2006.

Executive Compensation and Related Information

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes Equinix’s executive compensation policies and decisions for the individuals who served as our chief executive officer and chief financial officer during 2012, as well as the other individuals included in the 2012 Summary Compensation Table in this proxy statement, who are collectively referred to as the named executive officers. Those individuals are:

•	Stephen Smith: Chief Executive Officer and President
•	Keith Taylor: Chief Financial Officer
•	Sara Baack: Chief Marketing Officer
•	Charles Meyers: President, Equinix Americas
•	Eric Schwartz: President, Equinix EMEA

Executive Summary

Our executive compensation program is tied directly to the performance of the business, to ensure strong growth and value creation for stockholders, using metrics we believe best indicate the success of our business. For 2012, a significant portion of our named executive officers’ incentive compensation was dependent on annual revenue growth and adjusted EBITDA growth, both of which exceeded the targets set for 2012 through revenue growth of 21% and adjusted EBITDA growth of 24% over strong 2011 results. These results enabled Equinix to continue to invest in the business in 2012 through organic expansions, the acquisition of Hong Kong-based data center provider Asia Tone, which further extended our presence in the Asia-Pacific market, the acquisition of German data center provider ancotel, which increased our network density and interconnection infrastructure in EMEA, and other investments to scale the business for future growth opportunities. In 2012, Equinix also announced plans to pursue conversion to a REIT as part of a strategy to deliver long-term stockholder value.

Our executive compensation philosophy is illustrated and executed by the following examples and governance features:

•	As a result of our strong financial performance, our named executive officers earned 100% of the potential annual cash incentive compensation and 99.806% of their maximum potential long-term incentive compensation tied to revenue and adjusted EBITDA goals.
•	For 2012, variable compensation tied to Equinix’s performance constituted approximately 93% of our Chief Executive Officer’s compensation, and approximately 86% of our other named executive officers’ compensation, not including the compensation of Ms. Baack who joined in September 2012.
•	The target performance goals set for 2012 demanded meaningful organic growth from 2011 — greater than 18% growth to revenue and 17% growth to adjusted EBITDA.
•	For 2012, revenue and adjusted EBITDA served as the performance metrics under the 2012 annual incentive plan and for 66 2/3% of long-term incentive compensation, and such compensation was 100% at risk if revenue and adjusted EBITDA were each 95% or less than the approved target performance levels.
•	For 2012, the Compensation Committee added TSR as a performance metric for long-term incentive compensation for executives, along with revenue and adjusted EBITDA as in prior years, to ensure management incentives remain aligned with stockholder interests. 33 1/3% of the long-term incentive compensation granted to our named executive officers in 2012 will be earned based upon TSR achievement over a two-year period compared against the Russell 1000. This portion of long-term incentive compensation granted to our executives in 2012 is 100% at risk if TSR performance against the Russell 1000 at the end of the two year period is less than 60%.
•	Named executive officers at Equinix are not offered any significant perquisites or tax gross-ups, other than in connection with a relocation or international assignment.

•	Our Compensation Committee is comprised solely of independent members.
•	An independent Compensation Committee compensation consultant, Compensia, Inc., is retained directly by the Compensation Committee and performs no other work for Equinix.
•	In February 2013, we conducted a risk assessment of our compensation programs and presented the results to the Compensation Committee. The Compensation Committee considered the findings of the assessment and agreed with our conclusion that our compensation programs do not create excessive or inappropriate risks for Equinix.

In 2012, our compensation program for the named executive officers consisted primarily of base salary, annual incentive compensation, and long term incentive compensation in the form of performance-based restricted stock units (“RSUs”), for total potential compensation in 2012 as follows(1):

Finally, in 2012 we held our second stockholder advisory vote on executive compensation. The proposal received significant stockholder support, with over 93% of shares represented in person or by proxy at the meeting, and entitled to vote on the matter, voting in favor of our program. Due to this strong showing, the voting results did not result in any changes to our program for 2013. Going forward, we will be conducting stockholder advisory votes on executive compensation on an annual basis.

(1)	Reflects the market value of the performance-based RSU awards on the grant date of February 21, 2012. Assumes the maximum size award is earned under the 2012 annual incentive plan and the maximum number of shares is earned under the performance-based RSU awards. Does not include the compensation of Ms. Baack who joined in September 2012.

2012 Program Philosophy and Objectives

Our executive compensation philosophy for 2012 was to provide competitive compensation and benefits programs globally to attract and retain top performing employees, utilizing a pay for performance philosophy at both the company and the individual level. Consistent with our compensation philosophy, a significant percentage of each executive officer’s total compensation is tied to performance. Though the Compensation Committee sets each compensation element for each executive officer individually, in 2012 the average overall potential pay mix for the named executive officers was(2):

•	Base Salary: 13%
•	Annual Incentive Compensation: 9%
•	Long-Term Equity Compensation: 78%

2012 Pay Positioning

In making compensation decisions for 2012, the Compensation Committee assessed compensation levels against data provided by its consultant, Compensia, and approved compensation plans and arrangements taking into account our competitive market for talent, including a peer group of companies against which we compare our performance and executive compensation programs.

For 2012, our goal was to provide base salary targeted at the 50th percentile and total cash compensation targeted between the 50th and 75th percentiles of market competitive pay practices if targeted levels of performance were achieved under the annual cash incentive plan. We generally targeted equity compensation at the 75th percentile of market competitive pay practices, with upside potential to the 90th percentile, to aggressively align executive performance and rewards to company results and stockholder interests. We believe our company’s strong performance in recent years, and the fact that a significant percentage of each executive officer’s total compensation is tied to performance and thus “at risk,” supports our target pay positioning.

We use peer group survey data, proxy statement data and technology industry survey data to define our competitive market. With the assistance of Compensia, a preliminary list of peer group companies was selected to establish the competitive market for the compensation of our executive officers. Factors considered in developing the peer group were company type, business focus, revenue, number of employees, geographic location, net income and operating income, and market capitalization. The peer group was reviewed and approved by the Compensation Committee. Our peer group will be reviewed annually to ensure it reflects changes in our market and competitors for business and talent. For 2012 compensation decisions, our peer group consisted of the following companies:

•	Akamai Technologies
•	Digital Realty Trust
•	F5 Networks
•	JDS Uniphase
•	Polycom
•	Red Hat
•	SXC Health Solutions
•	Trimble Navigation

•	Autodesk
•	Dolby Laboratories
•	FLIR Systems
•	Level 3 Communications
•	Rackspace Hosting
•	Salesforce.com
•	Synopys

In 2011, we participated in the AON/Radford High Technology compensation survey and used peer market data from a subset of the survey to benchmark our executive positions. This market data included companies from our peer list with revenues from $1 billion to $3 billion, with a market cap between $2.7 billion and $18 billion.

The Compensation Committee reviews the executive compensation levels of our executive officers at least annually to determine positioning to the competitive market. If an element of compensation is found to be below the desired target level, a recommendation may be made by the Chief Executive Officer, or by the

(2)	Reflects the market value of the performance-based RSU awards on the grant date of February 21, 2012. Assumes the maximum size award is earned under the 2012 annual incentive plan and the maximum number of shares is earned under the performance-based RSU awards. Does not include the compensation of Ms. Baack who joined in September 2012.

Executive Chairman in the case of the Chief Executive Officer, to adjust that element of compensation in light of our compensation philosophy and individual performance. Likewise, if the review shows an element of our compensation to be above the desired target level, that data is also taken into consideration in determining compensation position and movement for that individual. Our philosophy is not to reduce compensation but instead to work with the various elements comprising total compensation to slow or freeze an element’s growth to achieve the desired level of targeted total compensation.

2012 Compensation-Setting Process

The 2012 compensation for the named executive officers was first considered by the Compensation Committee in October 2011 and approved in February 2012. In addition to reviewing executive officers’ compensation against the competitive market, the Compensation Committee also considers recommendations from the Chief Executive Officer regarding each compensation element for the executive officers who report directly to him based on the competitive market data and his assessment of their individual performance. The Chief Executive Officer, as the manager of the executive team, assesses the named executive officers’ contributions to Equinix’s performance and makes a recommendation to the Compensation Committee with respect to any merit increase in base salary, target annual incentive compensation opportunity and equity awards for each named executive officer, other than himself. Each element of compensation is recommended to the Compensation Committee based upon the individual’s performance as well as internal equity within the framework established through the competitive market data. The Compensation Committee meets to evaluate, discuss and modify or approve these recommendations based on their own judgment. For 2012, the Board, led by the Executive Chairman, conducted a similar evaluation of the Chief Executive Officer’s performance and recommended his compensation elements for approval by the Compensation Committee.

Members of management support the Compensation Committee in its work by preparing periodic analysis and modeling related to the compensation programs, and providing frequent updates on programs that fall under the Compensation Committee’s responsibility. In addition, the Compensation Committee has the exclusive authority under its charter to engage the services of independent outside counsel, consultants, accountants and other advisers to assist it in carrying out its duties. Since 2006, the Compensation Committee has engaged the services of Compensia to advise it on matters related to compensation for executive officers and other key employees, and on best practices to follow as they review and make decisions on Equinix’s compensation programs. Our Chief Executive Officer attends most Compensation Committee meetings and reviews and provides input on agendas and compensation proposals and recommendations brought before the Compensation Committee for review and approval.

In connection with the 2012 compensation decisions, in November 2011 Compensia prepared and presented to the Compensation Committee a detailed executive compensation analysis, assessing Equinix’s current and proposed executive pay and financial performance as compared to our peer group. For our executive officers, including the named executive officers, Compensia identified any gaps between the current and target pay positioning and presented market competitive data for each position for base salary, target annual incentive compensation opportunity and long-term incentive compensation to provide a framework and guide for making individual compensation decisions.

In addition, at the same meeting, Compensia provided the Compensation Committee with “tally sheets” outlining the total dollar compensation paid to each named executive officer in 2008, 2009, 2010 and 2011, including base salary, annual incentive compensation, long-term equity compensation, and other compensation. The tally sheets also included an equity award grant history, a summary of stock option exercises and restricted stock vesting, an analysis of outstanding equity held and its unrealized potential gain over a three-year period, and a summary of total potential stock ownership. The tally sheets also outlined and quantified the potential payments upon termination of employment or change-in-control that would be paid to each named executive officer. Finally, the tally sheets included the unvested equity value as a multiple of base salary and an illustration of how the value of Equinix’s 2011 compensation elements compared to the 2011 peer group for similar positions. The Compensation Committee used the tally sheet information as a basis for understanding the potential impact of recommended changes to the elements of our executive compensation program and to evaluate the degree to which unvested shares held by a named executive officer encouraged retention.

Compensia continues to advise the Compensation Committee on an on-going basis and a representative from the firm attends all Compensation Committee meetings. In 2012, Compensia performed its annual market review of executive pay practices, perquisites and benefits, as discussed above, and director compensation. Compensia also provides routine updates to the Compensation Committee regarding legal and regulatory trends. In 2012, Compensia also provided the Compensation Committee with modeling and recommendations for Equinix’s equity structures for non-executives. The Compensation Committee has assessed the independence of Compensia pursuant to Securities and Exchange Commission rules and concluded that Compensia's work for the Compensation Committee does not raise any conflict of interest.

Principal Elements of Executive Compensation

Base Salary

Base salary for the executive officers is established based on the underlying scope of their respective responsibilities, taking into account competitive market compensation data and individual performance. In February 2012, based on the November 2011 executive compensation assessment and the recommendations of the Chief Executive Officer (except with respect to his own salary which was recommended by Equinix’s Executive Chairman in consultation with the Board), base salaries for our named executive officers were approved by the Compensation Committee, effective March 1, 2012, as follows:

Name	Prior Salary	New Salary	Increase
Stephen Smith	$625,000	$700,000	12%
Keith Taylor	$422,600	$452,000	7%
Charles Meyers	$360,500	$400,000	11%
Eric Schwartz	$325,000	$345,000	6%

For 2012, named executive officer salaries were positioned based on our philosophy of the 50th – 75th market percentiles for total cash compensation. The base salary increases for Mr. Smith, Mr. Taylor, Mr. Meyers and Mr. Schwartz were based on individual performance, the aggressive continued upward movement of base salaries in the competitive market, and our desire to keep total cash compensation aligned to our philosophy.

In September 2012, Ms. Baack joined Equinix as Chief Marketing Officer. The Compensation Committee approved a base salary of $325,000 for Ms. Baack, in line with the market data for this position, internal peer comparison, and Equinix’s pay philosophy.

Annual Incentive Compensation

Annual incentive compensation for the named executive officers is linked to the attainment of Equinix’s corporate growth goals and is not tied to individual performance. This focus on team performance at the executive level is designed to align senior leaders towards common goals. Accordingly, in February 2012, the Compensation Committee adopted the 2012 incentive plan, pursuant to which the named executive officers were eligible to earn an annual cash bonus.

Under the 2012 incentive plan, the Compensation Committee assigned each named executive officer an annual target bonus opportunity tied to the achievement of specific goals related to revenue and adjusted EBITDA as set forth in the 2012 operating plan approved by the Board. The target bonus opportunity set for each named executive officer was based on the target bonuses for comparable positions in our competitive market, targeting the 50th – 75th percentiles for total cash compensation, and was stated in terms of a percentage of the named executive officer’s base salary. For 2012, the Compensation Committee approved an increase in the target bonus opportunity of Mr. Smith from 110% to 115% of salary to keep his target total cash compensation, including salary and variable pay mix, on pace with the competitive market. There were no changes to the target bonus opportunities, as a percentage of base salary, for the other named executive officers. Effective September 2012, the Compensation Committee approved a target bonus opportunity as a percentage of base salary for Ms. Baack, to be pro rated based upon her start date. Under the 2012 annual incentive plan, target bonus opportunities, as a percentage of base salary, were as follows:

•	Steve Smith: 115%
•	Keith Taylor: 80%
•	Sara Baack 65%

•	Charles Meyers: 65%
•	Eric Schwartz: 65%

100% of the 2012 incentive plan was to be funded if Equinix achieved or exceeded the revenue and adjusted EBITDA goals set forth in the 2012 operating plan. The revenue goal was weighted at 25% and the adjusted EBITDA goal was weighted at 75%. For every 1% below operating plan for revenue, the revenue portion of the incentive plan pool would be reduced by 20% and for every 1% below operating plan for adjusted EBITDA, the adjusted EBITDA portion of the incentive plan pool would be reduced by 20%. There would be no pool if revenue and adjusted EBITDA were 95% or less than the operating plan target. The revenue and adjusted EBITDA goals were to be adjusted for one-time events, such as expansion centers or acquisitions, not contemplated in the operating plan, and would exclude the impact of fluctuations in foreign currencies against the foreign currency rates applied in the 2012 operating plan. In addition, the Compensation Committee could reduce or eliminate the actual award that otherwise would be payable should economic conditions warrant it.

The Board approved a revenue goal for 2012 of $1,900 million and an adjusted EBITDA goal for 2012 of $865 million. These goals were consistent with bookings growth we had experienced in the past, while taking into account the available inventory in each of our markets and the unfolding global economic conditions. The goals also contemplated strong growth in the U.S., Europe and Asia, investment in headcount and key areas to scale Equinix to the appropriate operating level and continued expansion in key markets where inventory was limited or would become limited during the year and where we saw customer demand. When adjusted for one-time events as described above, on a constant currency basis our 2012 revenue was approximately $1,929.3 million and adjusted EBITDA was approximately $907 million. Thus, for 2012, Equinix exceeded our revenue and adjusted EBITDA goals and, accordingly, funded 100% of the 2012 incentive plan. Bonus awards (calculated based on salary in effect at year-end) were paid as follows:

•	Steve Smith: $805,000
•	Keith Taylor: $361,600
•	Sara Baack: $64,812 (pro rated based upon her start date)
•	Charles Meyers: $260,000
•	Eric Schwartz: $224,250

Long-Term Equity Compensation

The Compensation Committee believes that stock awards with performance-based vesting encourage executive performance by focusing on long-term growth and profitability which it believes are the primary drivers of stockholder value creation. Therefore, other than awards granted to new hires, our named executive officers receive RSU awards containing performance-based vesting requirements with additional service-based vesting requirements if the performance conditions are met.

Generally, a market competitive equity award is made in the year that an executive officer commences employment with Equinix. Thereafter, additional “refresh” performance-based awards are generally made during the first quarter of each year. The size of each award is based upon consideration of a number of factors, including consideration of the individual’s position with Equinix, their potential for future responsibility and promotion, their individual performance in the recent period, Equinix’s performance in the recent period, the competitive marketplace trends, internal equity and the retention value of unvested options or shares held by the individual at the time of the new grant. In general, the desired pay position for long-term equity compensation for executives is between the 75th and 90th percentiles of the competitive market data.

In October 2011, the Compensation Committee discussed long-term incentive compensation awards for the executive officers, including the named executive officers, and determined that for 2012, TSR would be added as a performance metric for 1/3 of long-term incentive compensation for executive officers in 2012 (the “TSR Award”). The remaining 2/3 of long-term incentive compensation would be based on revenue and adjusted EBITDA performance as in prior years (the “Revenue-Adjusted EBITDA Award”). The addition of TSR as a performance metric was designed to further align management incentives with stockholder interests.

In February 2012, the Compensation Committee considered proposals for performance-based RSU awards, including proposed award sizes, and granted both a Revenue-Adjusted EBITDA Award and a TSR Award to each of the executive officers.

The Revenue-Adjusted EBITDA Awards were 100% at risk and could be earned only if Equinix achieved revenues of at least $1,885 million and adjusted EBITDA of at least $855 million in 2012. The number of RSUs earned would then be determined linearly based on the degree of achievement of revenue and adjusted EBITDA targets, from 45% of the target award (upon achievement of the foregoing threshold goals) to 120% of the target award (upon achievement of revenue and adjusted EBITDA goals of $1,930 million and $885 million, respectively). 50% of any earned RSUs would vest upon certification that Equinix had achieved at least the minimum revenue and adjusted EBITDA goals for 2012; 25% of the earned RSUs on February 15, 2014; and the remaining 25% of the earned RSUs on February 15, 2015.

The revenue and adjusted EBITDA goals excluded the impact of fluctuations in foreign currencies against the foreign currency rates used in the 2012 operating plan and were subject to adjustment for losses from discontinued operations, the cumulative effect of accounting changes, acquisitions or divestitures, sales of assets, and/or IBX expansions not contemplated by Equinix at the time of grant.

The number of shares earned under the TSR Awards is determined based on the TSR of Equinix’s common stock (“EQIX”) against the Russell 1000, over a two year period, calculated using the 30-day trading averages for both EQIX and the Russell 1000 prior to the start (January 1, 2012) and end (December 31, 2013) of the performance period. The number of RSUs vesting under the TSR Awards scale up or down such that the target shares increase or decrease by 2% for every 1% that Equinix’s TSR exceeds or falls below the Russell 1000. Vesting will occur in early 2014 upon certification of TSR over the performance period.

The Compensation Committee approved the award amounts, based on subjective views of the performance of Equinix and the individual, such that 2012 awards would be at or near the 90% market percentile should over-performance against the performance goals be achieved. The following table presents the maximum number of RSUs that could be earned under each RSU award, as follows:

Name	Revenue-Adjusted EBITDA Award	TSR Award
Stephen Smith	36,000	18,000
Keith Taylor	13,000	6,500
Charles Meyers	10,400	5,200
Eric Schwartz	8,134	4,066

When adjusted for currency fluctuations and one-time events as described above, we exceeded our goals by achieving revenues of approximately $1,929.3 million and adjusted EBITDA of approximately $907 million. The certification of this over-performance triggered the Revenue-Adjusted EBITDA Awards at 99.806% of the maximum award, with 50% vesting immediately and the remainder vesting through 2015 as described above. The actual Revenue-Adjusted EBITDA Awards earned by our named executive officers for 2012 performance were as follows:

•	Steve Smith: 35,930 shares out of a possible 36,000 shares
•	Keith Taylor: 12,975 shares out of a possible 13,000 shares
•	Charles Meyers 10,380 shares out of a possible 10,400 shares
•	Eric Schwartz: 8,118 shares out of a possible 8,134 shares

In connection with Ms. Baack’s commencement of employment at Equinix in September 2012, the Compensation Committee approved an award of 10,000 RSUs, with 25% of the award vesting on March 1, 2013 and an additional 25% vesting on each September 1st thereafter. The size of Ms. Baack’s award and its vesting schedule were based on the market data for her position and on the need to provide a competitive offer of employment. The Compensation Committee believed that a time-based equity award was appropriate for a new hire as an incentive to sign on prior to being involved in our performance results, whereas subsequent awards will have performance-vesting requirements.

Severance, Change-in-Control and other Post-Employment Programs

As described in detail under “Potential Payments Upon Termination or Change-in-Control” in this proxy statement, we have entered into a severance agreement as a part of each named executive officer’s offer of employment which provides for a severance payment and benefits in the event his or her employment is terminated for any reason other than cause or he or she voluntarily resigns for “good reason” as described in the agreement. In the case of Ms. Baack, Mr. Meyers and Mr. Schwartz only, these agreements are “double trigger” and provide for severance payments and benefits only if the termination or voluntary resignation occurs in connection with a change-in-control of Equinix. The severance agreements also specify that the named executive officers cannot voluntarily resign for “good reason” for four months following a change-in-control of Equinix and still trigger the benefits under the severance agreement. This “stay-put” clause was requested by the Compensation Committee to require that these named executive officers stay to assist with any transition after a change-in-control. Mr. Smith’s severance agreement provides that any restricted stock outstanding on the date of termination of employment will vest pro rata as to any partially completed installment. All of the severance agreements have a three-year term and none provide for tax gross-ups. The severance program is a competitive element of executive recruitment and compensation, and allows for a temporary source of income in the event of an executive officer’s involuntary termination of employment. In addition, in the case of executive officers with “double trigger” agreements, the program is also designed to keep these executive officers focused on a transaction designed to benefit stockholders even if a job loss may result.

Mr. Schwartz also has an expatriate agreement that provides that, upon his repatriation, Equinix will use reasonable efforts to find a comparable position for him at corporate headquarters in California or another mutually agreed upon location. If, at that time, no comparable position is available for him in the United States, he will receive a severance payment equal to 12 months’ base salary and a payment that is representative of his pro rata bonus for the year in which he returns from his assignment, in exchange for a signed waiver and release of claims. We believe this severance payment to be reasonable given that Mr. Schwartz has relocated his family overseas at our request. This benefit is not contingent upon a change-in-control of Equinix. If Mr. Schwartz becomes eligible for severance payments under his expatriate agreement and also under his severance agreement, as described above, he will not be eligible to receive both, but will receive the severance payment which is more beneficial.

Restricted stock or stock unit awards granted to our named executive officers vest as to 50% of the outstanding unvested portion of such awards, in connection with an involuntarily termination or voluntary resignation under certain circumstances, within 12 months following a change-in-control, in the case of an involuntary termination, and between the date that is four months following a change-in-control and the date that is 12 months following a change-in-control, in the case of a voluntary resignation. We believe some provision for acceleration of equity awards in connection with changes-in-control protects the stockholders’ interests by encouraging our executive officers to continue to devote their attention to their duties and to facilitate an acquisition with minimized distraction, and by neutralizing bias the executive officers might have in evaluating acquisition proposals that could result in a loss of equity compensation. In addition, we believe that the events triggering payment, both a change-in-control and an involuntary termination of employment, and then only when there is no misconduct by the executive officer, are reasonable hurdles for the ensuing rewards.

Benefits and Perquisites

Retirement, life, health and other welfare benefits at Equinix are the same for all eligible employees, including the named executive officers, and are designed to be aligned to our competitive market. Equinix shares the cost of health and welfare benefits with all of our eligible employees and offers an employer matching contribution to participant contributions to our Section 401(k) plan, for which all employees, including the named executive officers, are eligible. In 2012, the maximum match was $7,500. In general, Equinix does not offer perquisites to its named executive officers, except as described below.

In November 2008, the Compensation Committee approved an Executive Physical Program. This program is designed to proactively manage health risks for our executive officers.

In April 2008, the Compensation Committee approved an expatriate agreement for Mr. Schwartz in connection with his assumption of the leadership role of our European business, headquartered in London, England, in June 2008. The current term of the expatriate agreement extends through June 2013. For a complete discussion of the benefits incurred under the expatriate agreement in 2012, see the 2012 Summary Compensation Table in this proxy statement.

None of our named executive officers received tax gross-ups or other amounts during 2012 for the payment of taxes in connection with other compensation payments, with the exception of Mr. Schwartz in connection with his overseas assignment. For further information, see the 2012 Summary Compensation Table in this proxy statement.

Accounting and Tax Considerations

Accounting Considerations

Base salary and annual incentive compensation are recorded as an expense for financial reporting purposes by Equinix over the period the services are rendered by the individual employees. In terms of long-term equity compensation, the fair value of stock options and restricted stock and RSU awards, determined as of their grant date, is amortized as an expense for financial reporting purposes over the awards’ vesting period. For 2012, the total compensation expense of Equinix’s equity compensation programs under Financial Accounting Standards Board Accounting Standards Codification Topic 718, requiring that all equity-based awards to employees be recognized in the income statement based upon their fair value over the requisite service period, was approximately $84 million. The total compensation expense is considered by management in setting equity compensation levels at Equinix.

Tax Considerations

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct for federal income tax purposes in any one year with respect to our Chief Executive Officer or any of our three other most highly compensated executive officers (excluding our Chief Financial Officer) (each referred to as a “covered employee”). There is an exemption to the $1 million limitation for performance-based compensation meeting certain requirements.

With the intention of qualifying for the exemption from the $1 million deduction limitation, our stockholders approved a limitation under our 2000 Equity Incentive Plan on the maximum number of shares of common stock for which any one participant may be granted stock options per fiscal year and, in 2007 and again in 2012, our stockholders approved performance criteria and other terms intended to permit us to grant long-term incentive awards (including performance-based RSUs) for covered employees under our Incentive Plan that would be performance-based for purposes of the exemption from the limitations of Section 162(m).

Cash awards under the annual incentive program are subject to the $1 million deduction limitation when aggregated with other non-exempt compensation.

To maintain flexibility in compensating our named executive officers, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. Although a portion of the amount we recorded as compensation to certain named executive officers in 2012 was non-deductible as a result of the limitation of Section 162(m), the limitation does not cause substantial impact to our income tax position. The Compensation Committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards not to comply with Section 162(m) if it determines that such action is appropriate and in our best interests.

Compensation Committee Report

Equinix’s Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Irving Lyons, III, Chairman
Scott Kriens
William Luby

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by, or paid to each individual who served as Equinix’s “principal executive officer,” Equinix’s “principal financial officer,” and Equinix’s three other most highly compensated executive officers for the year ended December 31, 2012 (our “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Total ($)
Stephen Smith Chief Executive Officer & President	2012	672,115	—	6,334,178	805,000	7,500	(3)	7,818,793
	2011	610,577	—	5,873,900	—	7,350		6,491,827
	2010	535,897	—	4,363,065	550,000	7,350		5,456,312
Keith Taylor Chief Financial Officer	2012	437,654	—	2,287,342	361,600	7,500	(3)	3,094,096
	2011	412,004	—	2,326,200	—	7,350		2,745,554
	2010	361,992	—	1,899,839	238,875	7,350		2,508,056
Sara Baack(4) Chief Marketing Officer	2012	86,250	—	1,890,800	64,812	—		2,041,862
Charles Meyers President, Equinix Americas	2012	384,712	—	1,829,874	260,000	18,329	(3)	2,492,915
	2011	358,481	—	1,098,725	—	83,735		1,540,941
	2010	83,462	—	2,047,000	57,965	12,612		2,201,039
Eric Schwartz President, Equinix EMEA	2012	334,519	—	1,431,074	224,250	1,117,928	(3)	3,107,771
	2011	321,923	—	1,248,530	—	1,290,991		2,861,444
	2010	305,321	—	1,085,622	200,850	516,230		2,108,023

(1)	Reflects the aggregate grant date fair value of stock awards granted to the named executive officer in applicable fiscal year computed in accordance with FASB ASC Topic 718. For 2012, consists of the following performance-based stock awards granted to our named executive officers in 2012 (other than Ms. Baack, who received a time-based RSU award in connection with her hiring): (a) stock awards tied to revenue and adjusted EBITDA performance for fiscal 2012, for which the amounts in this column were determined assuming earning of 94.17% of the maximum grant date fair value, which was determined to be the probable outcome at the time of grant, and for which the maximum grant date fair value for such awards would have been $4,851,360 (Smith), $1,751,880 (Taylor), $1,401,504 (Meyers), and $1,096,138 (Schwartz); and (b) stock awards tied to relative TSR, for which the amounts in this column represent the grant date fair value estimated using Monte Carlo simulations of the variables over the two-year performance period for such awards. See Note 12 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2013 for a discussion of the assumptions made by Equinix in determining the values of our equity awards.
(2)	The amounts in this column reflect the cash bonus awards to the named executive officers under our annual incentive plan for the applicable fiscal year. The 2012 annual incentive plan provided for payment of bonuses based on performance. The performance criteria and other terms of the 2012 annual incentive plan are discussed in greater detail in “Compensation Discussion and Analysis” in this proxy statement. For 2011 only, amounts earned by the named executive officers under the annual incentive plan were required to be paid in fully vested RSUs rather than cash and so were included in the “Stock Awards” column for 2011 rather than the “Non-Equity Incentive Plan Compensation” column.
(3)	Amounts include matching contributions made by Equinix to the named executive officers’ respective 401(k) plan accounts. All Equinix U.S. employees are eligible for our 401(k) plan matching program. For Mr. Schwartz, also includes a $1,816 health exam and the following expatriate benefits in connection with Mr. Schwartz’s assignment to the United Kingdom: $162,497 in Company-paid housing-related expenses, $794,444 in UK taxes paid on Mr. Schwartz’s behalf, net of additional amounts withheld from his other compensation, $45,206 in educational benefits, a $32,927 cost of living adjustment, a $18,250 automobile allowance, a $17,243 gross up for Mr. Schwartz’s Medicare taxes for his expatriate benefits, $18,267 for a 2010 tax equalization settlement, $5,375 in storage costs, $5,521 in home leave benefits and $9,090 for miscellaneous expenses related to his assignment to the United Kingdom (such as mail forwarding, wire fees, relocation service fees and tax preparation fees). Certain benefits paid in pound sterling have been converted to U.S. dollars using the exchange rate on the date that the benefits were processed. For Mr. Meyers, also includes a $3,398 health exam, $3,109 in company-paid spousal travel expenses to our President’s Club meeting and a $6,051 moving allowance. For other individuals, excludes personal benefits totaling less than $10,000.
(4)	Ms. Baack joined Equinix on September 11, 2012.

Equinix has entered into an expatriate agreement with Mr. Schwartz, pursuant to which we agreed to provide benefits including an annual cost of living adjustment (with the amount subject to review periodically), company-provided housing, an automobile allowance, an educational allowance and a tax equalization provision to the extent his taxes in the United Kingdom exceed the taxes he would have paid in the United States. Equinix has not entered into employment agreements with any of the other named executive officers other than at-will offer letters. Equinix has entered into severance agreements pursuant to which each named executive officer is entitled to cash severance upon certain terminations of employment, and our named executive officers are also entitled to certain vesting acceleration benefits in connection with a change-in-control of Equinix. See the section entitled “Potential Payments upon Termination or Change-in Control” elsewhere in this proxy statement for detailed information.

Equinix does not have defined benefit pension plans or non-qualified deferred compensation plans for the named executive officers.

2012 Grants of Plan-Based Awards

The table below sets forth each non-equity incentive plan award and equity award granted to Equinix’s named executive officers during fiscal year 2012.

Our 2012 annual incentive plan provided for target bonuses if Equinix achieved the revenue and adjusted EBITDA goals in its 2012 operating plan. Under the 2012 annual incentive plan, the revenue goal was weighted at 25% and the adjusted EBITDA goal was weighted at 75%. For every 1% below operating plan for revenue, the revenue portion of the incentive plan pool was subject to reduction by 20% and for every 1% below operating plan for adjusted EBITDA, the adjusted EBITDA portion of the incentive plan pool was subject to reduction by 20%, such that no bonuses were payable if revenue and adjusted EBITDA were each 95% or less than the operating plan target. Actual amounts earned and paid for fiscal 2012 performance are set forth in the Summary Compensation Table above.

The amounts in the “Equity Incentive Plan Award” column reflect two different types of RSU awards granted during fiscal 2012 with both service and performance vesting requirements. With respect to the first grant, none of these RSUs would be earned unless Equinix achieved 95% of both revenue and adjusted EBITDA goals for 2012, with the actual number of RSUs (ranging from the “threshold” to the “maximum” amounts in the table) based on the extent to which Equinix achieved the goals. The earned RSUs would then vest subject to continued service as follows: 50% in February 2013 and an additional 25% in each of February 2014 and February 2015. As further described in “Compensation Discussion and Analysis” above, in February 2013, our Compensation Committee determined that the number of RSUs earned was at 99.806% of the maximum level based on our achievement of our 2012 revenue and adjusted EBITDA goals. The second grant reflects RSUs that may be earned based on achievement of relative TSR for the two-year period from 2012 through 2013, as further described above in “Compensation Discussion and Analysis”. The extent to which these RSUs are earned will be determined in early 2014, at which time they will vest to the extent earned.

			Estimated Possible Payouts Under Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Grant Date		Target/Maximum(1) ($)	Threshold (#)	Target (#)	Maximum (#)
Stephen Smith	N/A		805,000	—	—	—	—	—
	2/21/12	(3)	—	16,200	36,000	36,000	—	4,851,360
	2/21/12	(4)	—	1,800	9,000	18,000	—	1,765,652
Keith Taylor	N/A		361,600	—	—	—	—	—
	2/21/12	(3)	—	5,850	13,000	13,000	—	1,751,880
	2/23/12	(4)	—	650	3,250	6,500	—	637,597
Sara Baack	N/A		211,250	—	—	—	—	—
	9/11/12	(5)	—		—	—	10,000	1,890,800
Charles Meyers	N/A		260,000	—	—	—	—	—
	2/21/12	(3)	—	4,680	10,400	10,400	—	1,401,504
	2/21/12	(4)	—	520	2,600	5,200	—	510,077
Eric Schwartz	N/A		224,250	—	—	—	—	—
	2/21/12	(3)	—	3,660	8,134	8,134	—	1,096,138
	2/21/12	(4)	—	406	2,033	4,066	—	398,841

(1)	Because each individual's target bonus is a specified percentage of base salary, the target bonus amount in this table is based on the annual base salary in effect at the end of the year when bonuses are calculated. Ms. Baack’s target bonus is stated as the annualized amount, but her actual payout was prorated to reflect her start date in September 2012.
(2)	The amounts in this column represent the aggregate grant date fair value of the equity award calculated in accordance with FASB ASC Topic 718. See Note 1 under the Summary Compensation Table. Also see Note 12 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2013 for a discussion of the assumptions made by Equinix in determining the grant date fair values of our equity awards.
(3)	These are performance-based RSUs eligible to be earned based on revenue and EBITDA goals for fiscal 2012 as further described above.
(4)	These are performance-based RSUs that will be earned based on TSR as further described above.
(5)	Ms. Baack received a new hire grant in September 2012, with 25% vesting on March 1, 2013 and an additional 25% vesting on each of September 1, 2013, 2014, and 2015.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table sets forth information regarding all unvested stock awards held by each of our named executive officers as of December 31, 2012. None of our named executive officers held outstanding stock options at December 31, 2012. Our stock ownership guidelines for our named executive officers are described under “Corporate Governance”.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stephen Smith	—	—	—	—	10,359	(2)	2,136,026	—		—
	—	—	—	—	30,000	(3)	6,186,000	—		—
	—	—	—	—	36,000	(4)	7,423,200	18,000	(5)	3,711,600
Keith Taylor	—	—	—	—	4,834	(2)	996,771
	—	—	—	—	11,500	(3)	2,371,300	—		—
	—	—	—	—	13,000	(4)	2,680,600	6,500	(5)	1,340,300
Sara Baack	—	—	—	—	10,000	(6)	2,062,000	—		—
Charles Meyers	—	—	—	—	5,000	(7)	1,031,000	—		—
	—	—	—	—	5,000	(3)	1,031,000	—		—
	—	—	—	—	10,400	(4)	2,144,480	5,200	(5)	1,072,240
Eric Schwartz	—	—	—	—	2,762	(2)	569,524	—		—
	—	—	—	—	6,000	(3)	1,237,200	—		—
	—	—	—	—	8,134	(4)	1,677,231	4,066	(5)	838,409

(1)	Computed in accordance with Securities and Exchange Commission rules as the number of unvested shares or units multiplied by the closing price of Equinix’s common stock at the end of the 2012 fiscal year, which was $206.20 on December 31, 2012. The actual value realized by the officer will depend on whether the award vests and the future performance of Equinix’s common stock.
(2)	These awards reflect attainment of revenue and adjusted EBITDA goals for 2010 and vested on February 15, 2013.
(3)	These units were granted in fiscal 2011 and were eligible to be earned depending on whether and to what extent Equinix achieved both its 2011 revenue and adjusted EBITDA goals. These share numbers reflect the amount actually earned for performance during fiscal 2011, as determined in February 2012. Of this unvested amount, 50% vested in February 2013 and an additional 50% will vest in February 2014.
(4)	These units were granted in fiscal 2012 and were eligible to be earned depending on whether and to what extent Equinix achieved both its 2012 revenue and adjusted EBITDA goals. These share numbers reflect the amount actually earned for performance during fiscal 2012, as determined in February 2013. Of this amount, 50% vested in February 2013, and an additional 25% of the RSUs will vest in each of February 2014 and February 2015.
(5)	Represents performance-based award subject to meeting a relative TSR goal for the two-year period ending December 31, 2013. The share numbers in this table represent the maximum payout of 200% of target level, which assumes the maximum performance level is achieved, although the actual amount that may be earned is between 0% and 200% of target level.
(6)	Ms. Baack received this new hire grant in September 2012, with 25% vesting on March 1, 2013 and an additional 25% vesting on each of September 1, 2013, 2014, and 2015.
(7)	Mr. Meyers received this new hire grant in September 2010, and the remaining unvested portion vests in September 2013.

2012 Option Exercises and Stock Vested

The following table shows the number of shares acquired upon exercise of options by each named executive officer during fiscal year 2012 and the number of shares of restricted shares or restricted stock units that vested during fiscal year 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Stephen Smith	—	—	66,962	8,743,574
Keith Taylor	21,500	2,575,765	27,593	3,619,291
Sara Baack	—	—	—	—
Charles Meyers	—	—	11,739	1,924,511
Eric Schwartz	—	—	14,830	1,945,469

(1)	Value realized is based on the fair market value of our common stock on date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the named executive officer.
(2)	Value realized is based on the fair market value of our common stock on the vesting date, multiplied by the number of shares or units vested, and does not necessarily reflect proceeds actually received by the named executive officer.

Potential Payments Upon Termination or Change-in-Control

Severance Agreements

We have entered into severance agreements with each of our named executive officers. Under their severance agreements, Messrs. Smith and Taylor are entitled to benefits if they voluntarily resign for good reason or if Equinix terminates their employment for any reason other than cause. Following a change-in-control, the officers may not resign for good reason for a four-month period. Ms. Baack, Mr. Meyers and Mr. Schwartz are only entitled to severance benefits if Equinix terminates their employment for any reason other than cause within 12 months after a change-in-control or if they resign for good reason during the period beginning four months after a change-in-control and ending 12 months after a change-in-control.

In the event of a qualifying termination, these severance agreements provide for the following benefits if the officer signs a general release of claims:

•	A lump sum severance payment equal to 100% of the officer’s annual base salary and target bonus (at the annual rate in effect immediately prior to the actions that resulted in the qualifying termination).
•	If the officer elects to continue health insurance coverage under COBRA then Equinix will pay the officer’s monthly premium under COBRA for up to the 12-month period following cessation of the officer’s employment.
•	Under Mr. Smith’s agreement only, his restricted stock awards will vest pro rata with respect to the installment that would otherwise vest on the vesting date following his termination date, subject to any performance criteria applicable to a performance-vesting award having been met as of his termination date.

In addition, for terminations following a change-in-control, the officers may be eligible for accelerated vesting of equity as described below under “Equity Vesting Acceleration”.

The severance agreements also contain non-solicitation, non-competition (during employment with Equinix), and cooperation and non-disparagement covenants.

The following definitions are used in the severance agreements with our named executive officers:

•	In the case of Mr. Smith and Mr. Taylor, “good reason” means:
•	a material diminution in the officer’s authority, duties or responsibilities;
•	a material reduction in the officer’s level of compensation (including base salary and target bonus) other than pursuant to a company-wide reduction of compensation where the reduction applicable to the officer is substantially equal, on a percentage basis, to the reduction of the other executive officers;
•	a relocation of the officer’s place of employment by more than 30 miles without the officer’s consent; or
•	in the case of Mr. Smith only, a breach of his offer letter or severance agreement by Equinix or the failure of any successor to assume those agreements.
•	In the case of Ms. Baack, Mr. Meyers and Mr. Schwartz, “good reason” means:
•	a material diminution in the officer’s authority, duties or responsibilities, provided, however, if by virtue of Equinix being acquired and made a division or business unit of a larger entity following a change-in-control, the officer retains substantially similar authority, duties or responsibilities for such division or business unit of the acquiring corporation but not for the entire acquiring corporation, such reduction in authority, duties or responsibilities shall not constitute good reason;
•	a 10% or greater reduction in the officer’s average level of compensation over the prior three calendar years, determined based on salary, target bonus and the FASB ASC Topic 718 grant value of any equity awards; or
•	a relocation of the officer’s place of employment by more than 30 miles without the officer’s consent.
•	“Cause” includes the officer’s unauthorized use or disclosure of trade secrets which causes material harm to Equinix, the officer’s conviction of, or a plea of “guilty” or “no contest” to, a felony, or the officer’s gross misconduct.
•	The definition of “change-in-control” in the severance agreements with our named executive officers is the same definition as in our 2000 Equity Incentive Plan, described below.

In April 2008, we entered into an expatriate agreement with Mr. Schwartz pursuant to which he agreed to relocate to the United Kingdom to serve as our President, Equinix EMEA. His expatriate agreement has been extended. Pursuant to his expatriate agreement in effect during 2012, if we do not have a comparable position for Mr. Schwartz in the United States at the end of his assignment, Mr. Schwartz will be entitled to the greater of the benefits under the severance agreement described above or a lump sum severance payment equal to 12 months of his annual base salary and a pro rata bonus for the year in which the termination occurred, if he signs a release of claims. In addition, if we terminate Mr. Schwartz’s employment during the assignment for any reason other than cause or if Mr. Schwartz resigns and promptly returns to the United States, we will pay the transportation costs to bring Mr. Schwartz, his family and his household goods back to the United States.

The following table estimates the amount of compensation and benefits payable to each of our named executive officers under the severance agreements described above as if their employment terminated upon a qualifying termination on December 31, 2012, the last business day of the last fiscal year.

Name	Base Salary Severance(1) ($)	Bonus Severance ($)	COBRA Premiums(2) ($)	Acceleration of Vesting(3) ($)	Total ($)
Stephen Smith(4)	700,000	805,000	26,697	10,078,265	11,609,962
Keith Taylor(4)	452,000	361,600	26,697	—	840,297
Sara Baack(4)	325,000	211,250	7,533	—	543,783
Charles Meyers(5)	400,000	260,000	26,697	—	686,697
Eric Schwartz(5)	345,000	224,250	26,220	—	595,470

(1)	The amounts in these columns are based on the officer’s 2012 base salary at the rate in effect on December 31, 2012.
(2)	The amounts in this column represent the cost of the executive’s monthly health care premium under COBRA for a 12-month period.
(3)	Represents the value of pro rata vesting of Mr. Smith’s equity awards under his severance agreement, using the closing price of our common stock of $206.20 on December 31, 2012. Excludes accelerated vesting for termination following a change-in-control under our equity award documents as described below.
(4)	Assumes a voluntary resignation for good reason or involuntary termination of employment for any reason other than cause.
(5)	Assumes a change-in-control followed by a voluntary resignation for good reason or involuntary termination of employment for any reason other than cause (or, in the case of Mr. Schwartz, if severance is triggered under his expatriate agreement).

Equity Vesting Acceleration

Pursuant to our 2000 Equity Incentive Plan, upon a change-in-control of Equinix, if the surviving corporation refuses to assume outstanding equity awards or replace them with comparable awards, each equity award will become fully vested. If equity awards are assumed, our named executive officers’ awards have the following provisions:

•	Restricted stock and restricted stock unit awards will vest as to 50% of the outstanding unvested portion of such awards if the named executive officer is terminated without cause within 12 months after a change-in-control or in the event of a certain voluntary resignations for good reason during the period beginning four months after a change-in-control and ending 12 months after a change-in-control.
•	Our performance-based RSUs dependent on TSR performance will be deemed to be earned at the change-in-control based on performance for a shortened period ending before the change-in-control but subject to time-based vesting through the end of the original performance period.

The following definitions apply to our named executive officers’ equity awards:

A “change-in-control” includes:

•	a merger of Equinix after which our stockholders own less than 50% of the surviving corporation or its parent company;
•	a sale of all or substantially all of our assets;
•	a proxy contest that results in the replacement of more than one-half of our directors over a 24-month period; or
•	an acquisition of 50% or more of our outstanding stock by any person or group, other than a person related to Equinix, such as a holding company owned by our stockholders.

The definitions of “cause” and “good reason” are the same as in the officers’ severance agreements described above.

The following table estimates the value of the potential vesting acceleration for each named executive officer in connection with a change-in-control or termination of employment following a change-in-control. We have assumed for this purpose that both the change-in-control and termination of employment occurred on December 31, 2012, the last business day of our last fiscal year.

Name	Vesting Upon Involuntary Termination Following a CIC(1) ($)	Vesting if Equity Awards Not Assumed or Substituted Following a CIC(1) ($)
Stephen Smith	11,584,213	19,456,826
Keith Taylor	4,364,635	7,388,971
Sara Baack	1,031,000	2,062,000
Charles Meyers	3,175,480	5,278,720
Eric Schwartz	2,580,387	4,322,364

(1)	The value was calculated by multiplying the number of unvested awards by $206.20, which was the closing price of Equinix’s common stock on December 31, 2012. For awards subject to meeting revenue and EBITDA performance criteria for the year ended December 31, 2012, the calculation of the unvested portion reflects the actual performance for such year at 100% of the target/maximum level. However, for awards subject to meeting relative TSR goals for the two-year period ending December, 31, 2013, assumes the maximum amount of 200% of target would have been earned based on a shortened performance period ending December 31, 2012 if a change-in-control had occurred at such time.

DIRECTOR COMPENSATION

Equinix uses a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, Equinix considers the competitive compensation market for directors in the high-technology market, the demands of the various roles that directors hold, and the time required to fulfill their duties to Equinix.

Non-employee directors receive a retainer in connection with their service on the Board. For fiscal 2012, the annual retainer was $50,000. For fiscal 2013, the annual retainer was increased to $60,000. In addition, in lieu of regular meeting fees, committee chairs (if any) and members received the following annual retainers for fiscal 2012, payable quarterly in arrears:

Committee	Chairman	Member
Audit	$30,000	$15,000
Compensation	$25,000	$12,500
Real Estate	$15,000	$5,000
Nominating	$12,500	$5,000
Governance	$12,500	$5,000

Currently, non-employee directors only receive fees for attendance at committee meetings in excess of a specified number of meetings in a calendar year. The committee meeting fees and the threshold number of meetings that must be attended before any meeting fees are paid are:

Committee	Chairman	Member	Threshold Number of Meetings
Audit	$5,000	$3,000	12
Compensation	$5,000	$3,000	8
Real Estate	$5,000	$3,000	6
Nominating	$5,000	$3,000	5
Governance	$5,000	$3,000	5
Other	$5,000	$3,000	6

For fiscal 2012, the Board designated a lead independent director with a $25,000 annual retainer.

Non-employee directors receive automatic grants of RSUs. At our annual meeting of stockholders, each non-employee director who will continue to be a director after that meeting will automatically be granted an award of RSUs. For fiscal 2012, the grant date fair value of these annual awards was $200,000. For fiscal 2013, the grant date fair value of these annual awards will be $250,000. In addition, each non-employee director will receive a pro rated award of RSUs upon joining the Board with a grant date fair value of $250,000. The proration shall be based upon a fraction equal to (x) the number of days from the start date of the non-employee director until the first anniversary of the date of Equinix’s immediately preceding annual meeting of stockholders divided by (y) 365. The automatic RSU awards will become fully vested on the earlier of (1) the first anniversary of Equinix’s immediately preceding annual meeting of stockholders or (2) in the case of a non-employee director not standing for reelection, the date of the first annual meeting of stockholders held subsequent to the date of grant. The number of shares subject to each RSU award will be equal to the dollar value of the award divided by the closing price of Equinix’s common stock on the date of grant. The RSUs granted to our directors will become fully vested if Equinix is subject to a change-in-control. We allow our non-employee directors to elect to defer settlement of their RSUs. Directors are also eligible to receive discretionary awards under Equinix’s 2000 Equity Incentive Plan. Our stock ownership guidelines for non-employee directors are described under “Corporate Governance”.

The following table sets forth all of the compensation awarded to, earned by, or paid to each non-employee director who served during fiscal year 2012.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3)(4) ($)	Total ($)
Steven Clontz	$70,000	$199,876	$269,876
Gary Hromadko	$78,000	$199,876	$277,876
Scott Kriens	$75,000	$199,876	$274,876
William Luby	$62,500	$199,876	$262,376
Irving Lyons, III	$83,000	$199,876	$282,876
Christopher Paisley	$118,000	$199,876	$317,876

(1)	Amounts listed in this column include the annual retainers for Board and Committee service. Board and Committee retainers are pro rated based on the number of days the director served during the year. The members of the Real Estate Committee received an additional fee for their attendance at a meeting in 2012 in excess of the threshold. No directors received any additional fees for their attendance at any other committee meetings in 2012. The amount in this column for Mr. Paisley also includes a $25,000 retainer for service as lead independent director.
(2)	Reflects RSUs covering 1,262 shares granted to each non-employee director on the date of our annual stockholders’ meeting in June 2012.
(3)	Reflects the aggregate grant date fair value of the restricted stock unit awards granted to the director in 2012 computed in accordance with FASB ASC Topic 718. See Note 12 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2013 for a discussion of all assumptions made by Equinix in determining the grant date fair value of our equity awards.
(4)	As of December 31, 2012, Mr. Kriens held outstanding options to purchase 10,000 shares of our common stock; Mr. Lyons held outstanding options to purchase 20,000 shares of our common stock; and Mr. Paisley held outstanding options to purchase 17,000 shares of our common stock. As of December 31, 2012, Mr. Clontz, Mr. Kriens, Mr. Lyons, Mr. Paisley and Mr. Hromadko each held 1,262 unvested stock units, and Mr. Luby held 2,677 unvested stock units.

Mr. Van Camp is our Executive Chairman, but not a named executive officer, and does not receive any additional compensation for services provided as a director. For the year ended December 31, 2012, Mr. Van Camp earned $245,192 in salary and was granted 5,000 RSUs (at target level), with the same service and performance vesting requirements as those granted to our named executive officers, for his service as Equinix’s Executive Chairman. Mr. Smith, our Chief Executive Officer and President, does not receive any additional compensation for services provided as a director.

EQUINIX STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 1, 2013, certain information with respect to shares beneficially owned by (i) each person who is known by Equinix to be the beneficial owner of more than five percent of Equinix’s outstanding shares of common stock, (ii) each of Equinix’s directors and nominees, (iii) each of the executive officers named in Executive Compensation and Related Information, and (iv) all current directors and executive officers (as defined by applicable securities laws) as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. Unless otherwise indicated, the address for each listed stockholder is c/o Equinix, Inc., One Lagoon Drive, Fourth Floor, Redwood City, CA 94065.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage of Total
Tom Bartlett	0	*
Steven Clontz(1)	36,524	*
Gary Hromadko	152,418	*
Scott Kriens(2)	86,650	*
William Luby(3)	45,020	*
Irving Lyons, III(4)	29,569	*
Christopher Paisley(5)	27,824	*
Stephen Smith	29,640	*
Peter Van Camp	9,444	*
Eric Schwartz	13,268	*
Keith Taylor	59,391	*
Charles Meyers	538	*
Sara Baack	0	*
Coatue Management, LLC(6) 9 West 57th Street New York, NY 10019	4,163,477	8.44
Lone Pine Capital LLC(7) Two Greenwich Plaza, Suite 2 Greenwich, CT 06830	2,794,535	5.66
BlackRock Fund Advisors(8)	2,475,842	5.02
Park Avenue Plaza 55 East 52nd Street New York, NY 10055
All current directors and executive officers as a group (14 persons)(9)	505,640	1.02

* Less than 1%.

(1)	Shares pledged as a security for a loan. Mr. Clontz is not up for reelection and thus will cease to be a director after June 5, 2013.

(2)	Includes 10,000 shares subject to options exercisable within 60 days of April 1, 2013. Also includes 2,043 shares pursuant to vested restricted stock units as to which Mr. Kriens has deferred the settlement of until the earlier of 30 days from his termination of service or February 15, 2015.
(3)	Includes 2,043 shares pursuant to vested restricted stock units as to which Mr. Luby has deferred the settlement of until the earlier of 30 days from his termination of service or February 15, 2020. Mr. Luby disclaims beneficial ownership of 5,000 shares held in the Luby Family Trust except to the extent of his pecuniary interest therein.
(4)	Includes 20,000 shares subject to options exercisable within 60 days of April 1, 2013. Also includes 2,068 shares pursuant to vested restricted stock units as to which Mr. Lyons has deferred the settlement of until the earlier of 30 days from his termination of service or February 15, 2014.
(5)	Includes 15,500 shares subject to options exercisable within 60 days of April 1, 2013. Also includes an aggregate of 800 shares held in trusts for Mr. Paisley’s children and a brother.
(6)	Based on a Schedule 13-F as of December 31, 2012 filed with the Securities and Exchange Commission.
(7)	Based on a Schedule 13-F as of December 31, 2012 filed with the Securities and Exchange Commission.
(8)	Based on a Schedule 13-F as of March 31, 2013 filed with the Securities and Exchange Commission.
(9)	Includes an aggregate of 45,500 shares subject to options exercisable within 60 days of April 1, 2013. Also includes 6,154 shares pursuant to deferred restricted stock units.

Equity Compensation Plan Information

The following table provides information as of December 31, 2012 with respect to shares of our common stock issuable under our existing equity compensation plans:

	A		B	C
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans, excluding securities reflected in Column A
Equity compensation plans approved by security holders(1)	1,818,139	(2)(3)	$9.60 (4)	9,018,008 (5)
Equity compensation plans not approved by security holders	62,230		$46.85	260,326
Total	1,880,369		N/A	9,278,334

(1)	On each January 1, commencing on January 1, 2001 and continuing through January 1, 2010, the number of shares reserved for issuance under the following equity compensation plans were automatically increased as follows: the Incentive Plan was automatically increased by the lesser of 6% of the then outstanding shares of common stock or 6.0 million shares and the Directors’ Plan was automatically increased by 50,000 shares of common stock. On each January 1, the 2004 Employee Stock Purchase Plan will be automatically increased by the lesser of 2% of the then outstanding shares of common stock or 500,000 shares.
(2)	Includes 1,583,840 unissued shares subject to outstanding restricted stock units.
(3)	Includes 15,835 stock options and 4,103 restricted stock units assumed pursuant to our acquisition of Switch & Data Facilities Company, Inc. effective April 30, 2010. No additional stock options, restricted stock units, or any other equity awards are issuable pursuant to the Switch and Data 2007 Stock Incentive Plan, including upon the cancellation of the stock options and restricted stock units which were assumed.
(4)	The weighted-average exercise price takes into account 1,583,840 shares under approved plans issuable upon vesting of outstanding restricted stock units, which have no exercise price. The weighted-average exercise price for options only with respect to the approved plans is $74.48.
(5)	Includes 3,129,238 shares available for future issuance under the 2004 Employee Stock Purchase Plan.

The following equity compensation plan that was in effect as of December 31, 2012 was adopted without the approval of our security holders:

The Equinix, Inc. 2001 Supplemental Stock Plan (the “2001 Plan”) was adopted by the Board on September 26, 2001. We have reserved 1,493,961 shares of common stock for issuance under the 2001 Plan, under which nonstatutory stock options and restricted shares may be granted to non-executive officer employees and consultants of ours or any parent or subsidiary corporation. Options granted under the 2001 Plan must have an exercise price equal to no less than 85% of the fair market value on the date of grant; however, as of December 31, 2012, all options granted under the 2001 Plan have an exercise price equal to 100% of the fair market value on the date of grant. As of December 31, 2012, options to purchase 62,230 shares of common stock were outstanding under the 2001 Plan, 260,326 shares remained available for future grants, and options covering 1,171,405 shares had been exercised. Pursuant the 2001 Plan, upon a change-in-control of Equinix, each outstanding option and all shares of restricted stock will generally become fully vested unless the surviving corporation assumes the option or award or replaces it with a comparable award. Any options or shares of restricted stock, granted prior to February 2008, which are assumed or replaced in the transaction and do not otherwise accelerate at that time will become fully vested if the holder is subject to an involuntary termination within 18 months following the change-in-control. The Board may amend or terminate the 2001 Plan at any time, and the 2001 Plan will continue in effect indefinitely unless the Board of Director decides to terminate the plan earlier.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of the Board, the executive officers of Equinix, and persons who hold more than 10% of Equinix’s outstanding common stock (“Section 16 Insiders”) are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of Equinix’s common stock and their transactions in such common stock. Based on (i) the copies of Section 16(a) reports filed for the members of the Board and the executive officers for their 2012 fiscal year transactions in common stock and their common stock holdings and (ii) the written representations received by such persons, Equinix believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by Section 16 Insiders.

CORPORATE GOVERNANCE

Governance Committee

In May 2008, the Board established a Governance Committee (the “Governance Committee”) to (i) oversee the evaluation of the Board and (ii) review and consider developments in corporate governance practices and to recommend to the Board a set of effective corporate governance policies and procedures applicable to Equinix. A more detailed description on the functions of the Governance Committee can be found in the Governance Committee Charter, published on the corporate governance section of Equinix’s website at www.equinix.com.

Corporate Governance Guidelines

The Board follows the Equinix, Inc. Board of Directors Guidelines on Significant Corporate Governance Issues (the “Guidelines”) published on the corporate governance section of Equinix’s website at www.equinix.com. The Guidelines reflect the Board of Director’s dedication to monitoring the effectiveness of policy and decision-making at the Board of Director’s level. In conjunction with the Governance Committee, the Board will continue to monitor the effectiveness of these Guidelines.

Board Leadership Structure and Role in Risk Oversight

Prior to his current role, Mr. Van Camp was serving as both our Chief Executive Officer and as Chairman of the Board. In April 2007, Mr. Van Camp stepped down as Equinix’s Chief Executive Officer but retained the chairmanship of the Board as Executive Chairman, thus separating the two roles. Today, our Chief Executive Officer is responsible for the day to day leadership of Equinix and its performance, and for setting the strategic direction of Equinix. Mr. Van Camp, with his depth of experience and history with Equinix dating back to 2000, provides support and guidance to the Chief Executive Officer and to management as Executive Chairman. He also provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities, facilitates communication among directors and between directors and senior management, provides input to the agenda for Board meetings, works to provide an appropriate information flow to the Board, and presides over meetings of the full Board. Thus, while our Chief Executive Officer is positioned as the leader of Equinix and is free to focus on day to day challenges, our Board also has a strong leader with deep knowledge of Equinix in Mr. Van Camp. We believe this structure is best for both Equinix and our stockholders.

In February 2012, Mr. Paisley was designated by the Board as its Lead Independent Director. In this role, Mr. Paisley is responsible for presiding at all meetings of the Board at which the Executive Chairman is not present, calling and chairing all sessions of the independent directors, preparing the agenda and approving materials for meetings of the independent directors, briefing management directors about the results of deliberations among independent directors, consulting with the Executive Chairman regarding agendas, pre-read materials and proposed meeting calendars and schedules, collaborating with the Executive Chairman and acting as liaison between the Executive Chairman and the independent directors, and serving as the Board’s liaison for consultation and communication with stockholders as appropriate, including on request of major stockholders. In addition, the number of independent directors on our Board and our committee structure provide additional independent oversight of Equinix. For example, the Audit, Compensation and Nominating Committees of the Board, and the Real Estate Committee of the Board, where decisions regarding our expansion and capital deployment are vetted, consist entirely of independent directors. Our independent directors periodically hold private sessions and have direct access to management. A self-assessment of the Board is also conducted annually at which time each member is free to evaluate and comment as to whether they feel this leadership structure continues to be appropriate.

Our Board’s oversight of risk management is designed to support the achievement of organizational objectives, including strategic objectives, to improve Equinix’s long-term organizational performance and enhance stockholder value. The involvement of the full Board in setting Equinix’s business strategy is a key part of its assessment of what risks Equinix faces, what steps management is taking to manage those risks, and what constitutes an appropriate level of risk for Equinix. Our senior management attends the quarterly Board meetings, presents to the Board on strategic and other matters, and is available to address any questions or concerns raised on risk management-related or any other matters. Board members also have ongoing and direct access to senior management between regularly scheduled board meetings for any information requests or issues they would like to discuss. In addition, in September 2012 the Board held a multi-day strategy meeting with senior management to discuss strategies, key challenges, and risks and opportunities for Equinix. The Board intends to hold a meeting focused solely on strategy annually, to set the stage for the planning and development of Equinix’s operating plan for the coming year.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee’s charter mandates that it discuss guidelines and policies governing the process by which management and other persons responsible for risk management assess and manage Equinix’s exposure to risk, including Equinix’s major financial risk exposures and the steps management has taken to monitor and control such exposures, based on consultation with management and independent auditors. Equinix has completed a global risk assessment to identify key strategic, operational and financial risks. These risks have been communicated to and assessed by Equinix’s executive management and the Audit Committee. Equinix will continue to evaluate the effectiveness of risk mitigation capabilities for each of the identified risks, as well as monitoring for emerging risks. The Audit Committee will be periodically updated as to the status of the key risks, emerging risks and risk mitigation effectiveness. The Audit Committee also receives an annual assessment of the adequacy of the controls over financial reporting, including an assessment of the risks associated with the controls over the financial reporting process.

In setting compensation, the Compensation Committee strives to manage risks arising from our compensation policies and programs by setting compensation at levels that maximize stockholder long-term value without encouraging excessive risk-taking. In addition, the Real Estate Committee manages risk by evaluating real estate expansion opportunities and the deployment of capital within the context of Equinix’s overall business and financial strategy and financial picture. Finally, the Governance Committee assists the Board in the oversight of any risks in the area of corporate governance.

The Board believes that the risk management processes in place for Equinix are appropriate.

Compensation Policies and Practices Risk Assessment

We conducted a risk assessment of our compensation programs and presented the results to our Compensation Committee. The Compensation Committee considered the findings of the assessment and agreed with management’s conclusion that our compensation programs do not create excessive or inappropriate risks for Equinix. Our assessment involved a review of our material compensation arrangements, policies and practices for the purpose of identifying inherent risks and program features that mitigate or eliminate those risks. Factors that support this conclusion include the following:

•	Overall mix of short and long-term incentives as well as mix of fixed and variable compensation.
•	Base pay is fixed and targeted at the 50th percentile of market for all employees. Our competitive base pay supports our goal of attracting and retaining employees while still representing an efficient use of our resources. There is an annual market analysis and alignment with this objective and Equinix’s annual salary increase budget is approved by the Compensation Committee. Individual performance is also considered in setting base pay.
•	Short-term incentive compensation is earned under our annual incentive plan which in 2013 will be funded based upon our performance against equally weighted revenue and adjusted EBITDA targets. We mitigate the risk of manipulation of financial results through a combination of strict internal controls and plan design, including a cap on bonus payouts and the fact that actual payouts are based on individual performance. In addition, for our executives, short-term incentive compensation represents a modest portion of total compensation.
•	Long-term incentive compensation consists of RSUs. For non-executives, RSUs are granted with time-based vesting. For executives, RSUs are granted with both performance and time-based vesting elements. These awards compose the greatest portion of total compensation for our executives. Individual performance is considered in sizing the awards and award sizes are capped. For 2013, the performance elements for two-thirds of an executive’s annual RSU grant consist of both revenue and adjusted EBITDA achievement targets. Use of these two metrics ensures that executives are motivated to meet revenue targets while keeping costs contained. The risk of manipulation of financial results is also mitigated by strict internal controls. If the targets are met, the awards continue to vest over the next two years, off-setting the risk of short-term decision making. The performance element for the remaining one-third consists of TSR achievement over a two year period. If the two year target is met, the awards vest fully, off-setting the risk of short-term decision making and aligning the interests of executives with stockholders.
•	For 2013, the Governance Committee approved stock ownership guidelines for Mr. Smith and his direct reports. The guidelines require that these executives achieve target ownership levels, expressed as a multiple of salary, within five years from the adoption date of November 30, 2012. The target ownership level for Mr. Smith is three times his annual salary; for all others the target ownership level is one time their annual salary.
•	The Compensation Committee, comprised of independent members of the Board, approves all compensation for executives in its discretion. The Compensation Committee is advised by an independent consultant.

Director Independence

The Board is currently comprised of nine directors, seven of whom qualify as independent directors pursuant to the rules adopted by the Securities and Exchange Commission applicable to the corporate governance standards for companies listed on the NASDAQ National Market System. The Board has determined that all of Equinix’s director nominees are independent within the meaning of the applicable NASDAQ listing standards, except for Mr. Smith, Equinix’s Chief Executive Officer and President, and Mr. Van Camp, Equinix’s Executive Chairman. The Audit, Compensation, Nominating and Real Estate Committees of the Board consist entirely of independent directors.

Nomination of Directors

The Nominating Committee of the Board (the “Nominating Committee”) operates pursuant to a written charter and has the exclusive right to recommend candidates for election as directors to the Board. The Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, having high moral character, having business experience, and being over 21 years of age. The Nominating Committee’s process for identifying and evaluating nominees is as follows: in the case of incumbent directors whose annual terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to Equinix during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with Equinix during their term. In the case of new director candidates, the Nominating Committee first determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon the Guidelines, the rules and regulations of the Securities and Exchange Commission, the rules of the NASDAQ Stock Market, and the advice of counsel, if necessary. The Nominating Committee may then use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee will then meet to discuss and consider such candidates’ qualifications and choose candidate(s) for recommendation to the Board.

There is no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Nominating Committee has the flexibility to consider such factors as it deems appropriate. In evaluating potential nominees for Board membership, the Nominating Committee considers qualification criteria such as independence, character, ability to exercise sound judgment, demonstrated leadership ability, skills, including financial literacy, educational background, diversity and experience, in the context of the current and anticipated needs of the Board and of the Company as a whole. In practice, the Nominating Committee has sought members with experience relevant to our industry and current strategy. For example, in 2007 the addition of Mr. Lyons to our Board was the result of a specific search designed to add experience in real estate to our Board as we embarked on a period of major expansion. The Nominating Committee understands the importance and value of diversity on the Board and is therefore also committed to seeking out highly qualified women and individuals from minority groups to include in the pool from which Board nominees are chosen.

The Nominating Committee will consider candidates recommended by stockholders. Stockholders wishing to recommend candidates for consideration by the Nominating Committee may do so by writing to the Secretary of Equinix and providing the candidate’s name, biographical data and qualifications. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder.

A more detailed description on the functions of the Nominating Committee can be found in the Nominating Committee Charter, published on the corporate governance section of Equinix’s website at www.equinix.com.

Stockholder Communications with the Board of Directors

Interested parties may contact the Board by sending correspondence to the attention of Equinix’s Secretary, c/o Equinix, Inc., One Lagoon Drive, Fourth Floor, Redwood City, California 94065. Any mail received by the Secretary, except improper commercial solicitations, will be forwarded to the members of Equinix’s Audit Committee for their further action, if necessary. Equinix does not have a policy requiring attendance by members of the Board at Equinix’s annual stockholder meetings. At Equinix’s 2012 Annual Meeting, Mr. Smith was in attendance and available for questions.

Code of Ethics and Business Conduct

Equinix has always taken the issue of corporate governance seriously. The Board has adopted (1) a Code of Business Conduct which applies to all directors, officers and employees and (2) an additional Code of Ethics for Chief Executive Officer and Senior Financial Officers. These documents can be found on the corporate governance section of Equinix’s website at www.equinix.com. In addition, anonymous reporting hotlines have been established to facilitate reporting of violations of financial and non-financial policies.

Should the Board ever choose to amend or waive a provision of the Code of Ethics for Chief Executive Officer and Senior Financial Officers, we may disclose such amendment or waiver on the corporate governance section of Equinix’s website at www.equinix.com.

Stock Ownership Guidelines

In its Guidelines, the Board has established a stock ownership requirement for Equinix’s non-employee directors to encourage them to have a significant financial stake in the company. The Guidelines state that each non-employee director should own not less than six times their cash annual retainer for general service on the Board in shares of Equinix’s common stock, including exercised stock options, vested RSUs and deferred RSUs. Non-employee directors serving on the Board as of November 17, 2010 have until December 31, 2015 to comply with the requirement, and new non-employee directors will have five years from the date of their election to the Board to comply. Compliance with this requirement will be measured annually at the end of each fiscal year.

For 2013, stock ownership guidelines for Mr. Smith and his direct reports have also been established and require that these executives achieve target ownership levels, expressed as a multiple of salary, within five years from the adoption date of November 30, 2012. The target ownership level for Mr. Smith is three times his annual salary; for all others the target ownership level is one times their annual salary. Compliance with this requirement will be measured annually at the end of each fiscal year.

No Hedging Policy

Equinix’s Insider Trading Policy prohibits our Board members, officers, employees and consultants from engaging in hedging transactions related to Equinix’s common stock.

Information Regarding the Board of Directors and its Committees

During the fiscal year ended December 31, 2012, the Board held nine meetings. For the fiscal year, during his period of service, each of the incumbent directors attended or participated in at least 79% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which each such director served. In the event any director missed a meeting, he would separately discuss material items with Mr. Smith or Mr. Van Camp. The Board has six standing committees: the Audit Committee, the Compensation Committee, the Governance Committee, the Nominating Committee, the Real Estate Committee and the Stock Award Committee, in addition to special committees that may be formed from time to time. The following table provides membership information for the incumbent directors for fiscal 2012 for such standing committees of the Board:

Name	Audit		Compensation		Governance		Nominating		Real Estate	Stock Award
Steven Clontz	X						X
Gary Hromadko	X						X		X
Scott Kriens			X				X	(1)
William Luby			X
Irving Lyons, III			X	(1)					X	X
Christopher Paisley	X	(1)			X				X
Stephen Smith										X
Peter Van Camp					X	(1)

(1)	Committee Chairman

A detailed description of the Audit Committee can be found in the section entitled “Report of the Audit Committee of the Board of Directors” elsewhere in this proxy statement. The members of the Audit Committee in 2012 were Mr. Clontz, Mr. Hromadko and Mr. Paisley. Mr. Paisley is chairman of the Audit Committee and considered its financial expert. During the fiscal year ended December 31, 2012, the Audit Committee held nine meetings. Mr. Bartlett joined the Audit Committee effective April 1, 2013.

The Compensation Committee oversees, reviews and administers all of Equinix’s compensation, equity and employee benefit plans and programs relating to executive officers, including the named executive officers, approves the global guidelines for the compensation program for Equinix’s non-executive employees and approves Equinix’s projected global equity usage. The Compensation Committee also acts periodically to evaluate the effectiveness of the compensation programs at Equinix and considers recommendations from its consultant, Compensia, Inc. and from management regarding new compensation programs and changes to those already in existence. In addition, the Compensation Committee is consulted to approve the compensation package of a newly hired executive or of an executive whose scope of responsibility has changed significantly. A more detailed description of the functions of the Compensation Committee can be found in the Compensation Committee Charter, published on the corporate governance section of Equinix’s website at www.equinix.com, and also in Compensation Discussion and Analysis above. The members of the Compensation Committee are Mr. Kriens, Mr. Luby and Mr. Lyons. Mr. Lyons is chairman of the Compensation Committee. During the fiscal year ended December 31, 2012, the Compensation Committee held four meetings.

The Governance Committee’s functions are described above in the section entitled “Governance Committee”. The members of the Governance Committee are Mr. Paisley and Mr. Van Camp. Mr. Van Camp is chairman of the Governance Committee. During the fiscal year ended December 31, 2012, the Governance Committee held two meetings.

The Nominating Committee’s functions are described above in the section entitled “Nomination of Directors”. The members of the Nominating Committee are Mr. Clontz, Mr. Hromadko and Mr. Kriens. Mr. Kriens is chairman of the Nominating Committee. During the fiscal year ended December 31, 2012, the Nominating Committee held one meeting.

The Real Estate Committee approves capital expenditures in connection with real estate development, expansion or acquisition within parameters set by the full Board. All decisions are made considering a projected 10-year internal rate of return and within the context of a multi-year capital expenditure development pipeline and cash flow analysis provided by management to the Real Estate Committee. In approving real estate capital expenditures, the Real Estate Committee also considers an overview of the project and the market, including the competition, strategy, current capacity and sales pipeline. In addition, the Real Estate Committee has the authority to analyze, negotiate and approve the purchase, sale, lease or sublease of real property, approve guarantees related to real property transactions and, subject to any limitations or terms, if any, imposed by the full Board, analyze, negotiate and approve real estate-related financing transactions. The members of the Real Estate Committee are Mr. Hromadko, Mr. Lyons and Mr. Paisley. During the fiscal year ended December 31, 2012, the Real Estate Committee held seven meetings.

The Stock Award Committee has the authority to approve the grant of stock awards to non-Section 16 officer employees and other individuals. The members of the Stock Award Committee are Mr. Lyons and Mr. Smith.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was at any time during the 2012 fiscal year or at any other time an officer or employee of Equinix. No executive officer of Equinix serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee of Equinix.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Goldman Sachs Group, Inc.

For the year ended December 31, 2012, revenues from entities affiliated with Goldman Sachs totaled approximately $12,330,000. Goldman Sachs Asset Management LP was a holder of greater than 5% of our outstanding common stock through the quarter ended September 30, 2012.

Approval of Related Transactions

Per its written charter, Equinix’s Audit Committee is responsible for reviewing all related party transactions in accordance with the rules of the NASDAQ National Market. Related parties include any of our directors or executive officers, our greater than 5% stockholders, and their immediate family members.

We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. To identify related party transactions, each year we require our directors and executive officers to complete a questionnaire identifying any transactions with us in which the executive officer or director or their family members have an interest. We seek updates to this information from our directors and executive officers on a quarterly basis. We also ask our directors to update their list of companies they are affiliated with on a quarterly basis to help us identify related party transactions.

Finally, our Code of Business Conduct establishes corporate standards of behavior for all our employees, officers, and directors and sets our expectations of contractors and agents. Our Code of Business Conduct seeks to deter wrongdoing and to promote honest and ethical conduct, and encourages the reporting of illegal or unethical behavior. Waivers of the Code of Business Conduct may be granted by Equinix’s Chief Executive Officer or Compliance Officer, provided that waivers for executive officers or directors may only be granted by the Board or by one of its committees.

The Audit Committee Charter and the Code of Business Conduct are available on the corporate governance section of Equinix’s website at www.equinix.com.

PROPOSAL 4

APPROVAL OF AMENDMENT OF EQUINIX’S CHARTER TO ALLOW
STOCKHOLDERS TO ACT BY WRITTEN CONSENT

The Board recommends that Equinix’s stockholders adopt an amendment to Equinix’s Amended and Restated Certificate of Incorporation (the “Charter”) that would eliminate the provision of Equinix’s Charter mandating that stockholder action be effected at an annual or special meeting of the stockholders, and not by written consent, and instead would permit stockholders to act by written consent by the same approval threshold that would be applicable if the action were taken at a special meeting of stockholders, so long as stockholders holding at least 25% of the voting power of the outstanding capital stock request that the Board set a record date for the action by written consent. This amendment to the Charter is necessary to allow stockholders to act by written consent.

The Charter amendment allows stockholders holding at least 25% of the voting power of the outstanding capital stock entitled to vote on an action the right to request that the Board set a record date for determining the stockholders entitled to express consent on such action. Once such a record date is set and the appropriate procedures contained in the Charter and Equinix’s Amended and Restated Bylaws (the “Bylaws”) are satisfied, stockholders would be able to act by written consent. The 25% threshold that the Board has proposed (for stockholders to initiate the process for action by written consent by requesting that the Board set a record date) is consistent with the 25% threshold that must be met for our stockholders to call a special meeting. The Board believes that the procedures for acting by consent and calling a special meeting should be the same, since the two are essentially analogous, and so there should be no advantage to proceeding in one way versus the other. The Board chose 25% as the threshold of ownership for a stockholder to be able to initiate a special meeting of stockholders to strike an appropriate balance between enhancing the ability of stockholders to initiate stockholder action that is not recommended by the Board and the risk that a lower threshold would subject stockholders to numerous meeting requests or consent solicitations that may only be relevant to particular constituencies. The same considerations apply where stockholders are seeking to act by written consent in lieu of a meeting. The Board believes that action by written consent is not a matter to be taken lightly and therefore procedural and other safeguards are necessary in the interests of all stockholders. This is especially so since stockholders would not have the same opportunity to discuss the proposed action and listen to all viewpoints that they would have if the action were taken at a meeting. Moreover, overseeing the solicitation, delivery and examination of written consents and ensuring effective communication of information among stockholders about the relevant subject matter also involves significant management commitment of time and focus, and imposes substantial legal and administrative cost.

In the interest of promoting fairness and inclusiveness, and to maintain a consistent procedure for stockholders to take actions not approved by the Board, the Charter amendment also contains certain other procedures (similar to those required if stockholders seek to take action at a special meeting) that would be applicable if stockholders seek to take action by written consent, including (i) a requirement that stockholders must solicit consents in accordance with Regulation 14A of the Exchange Act (without reliance on the exemption contained in Rule 14a-2(b)(2) of the Exchange Act), in order to ensure that a proxy statement will be publicly filed and all stockholders are fully informed about the action, (ii) a requirement that no stockholder may submit his or her consent until 50 days after the applicable record date, so that all stockholders are given time to fully consider and discuss the action before it becomes effective, and (iii) procedures and timing requirements to enable the Board to instead call a special meeting to vote on the action if it believes that such a meeting would best facilitate stockholder discussion and participation with respect to the matter.

Under the Charter amendment, the Board will not be obligated to set a record date for an action by written consent if (i) the record date request does not comply with the Charter and Bylaws, (ii) such action is not a proper subject for stockholder action under applicable law, (iii) the request for a record date for such action is received by Equinix during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (iv) an annual or special meeting of stockholders that included an item of business substantially the same as or substantially similar to such action (“Similar Item”) was held not more than 120 days before such request for a record date was received by the Secretary, (v) a Similar Item is to be included in Equinix’s notice as an item of business to be brought before a meeting of the stockholders that is to be called within 40 days after the request for a record date is received and held as soon as practicable thereafter, or (vi) such record date request or any solicitation of consents to such action was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. The nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors. The Board of Directors shall determine in good faith whether a record date is required to be set under the provisions of the Charter.

For an action by written consent to be effective, consents signed by a sufficient number of stockholders to take such action must be delivered to Equinix within 60 days of the earliest dated consent delivered in the manner required by the Charter and Bylaws and not later than 120 days after the record date.

The Board has also adopted a corresponding amendment to the Bylaws, effective upon the approval by stockholders of Equinix’s proposal to amend the Charter. This amendment requires stockholders requesting the establishment of a record date to provide certain information, to make certain representations and to comply with certain requirements relating to the proposed action and their ownership Equinix’s stock. The amendment also provides for the appointment of Inspectors of Election to perform a ministerial review of the validity of consents and revocations.

The complete text of the proposed Charter amendment is set forth in Appendix A and the proposed Bylaw amendment is set forth in Appendix B. The description above is qualified in its entirety by reference to the complete text of the proposed amendments.

The amendment to our Charter under this Proposal No. 4 requires the affirmative vote of a majority of our outstanding shares. If the amendment to the Charter is approved, then it will become effective upon filing with the Delaware Secretary of State, which filing would be made promptly after the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 4

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

A number of brokers with account holders who are stockholders of Equinix will be “householding” Equinix’s proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Equinix, Inc., One Lagoon Drive, Fourth Floor, Redwood City, California 94065, Attn: Stock Services, or contact Equinix Stock Services by telephone at (650) 598-6000 and a separate proxy statement and annual report will be delivered to you promptly. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Stockholders who intend to have a proposal considered for inclusion in Equinix’s proxy materials for presentation at the 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) pursuant to Rule 14a-8 of the Exchange Act must submit the proposal to Equinix no later than December 31, 2013. Pursuant to Rule 14a-4(c) of the Exchange Act and Equinix’s Amended and Restated Bylaws, stockholders who intend to present a proposal at the 2014 Annual Meeting without inclusion of such proposal in the proxy materials are required to notify Equinix of such proposal not earlier than February 5, 2014 and not later than 5:00 p.m., Pacific Standard Time on March 7, 2014, so long as the 2014 Annual Meeting is not advanced by more than 30 days or delayed by more than 70 days from June 5, 2013 (the anniversary date of the prior year’s annual meeting). If Equinix does not receive notification of the proposal within that time frame it will be considered untimely and we will not be required to present it at the 2014 Annual Meeting.

All stockholder proposals and notice of stockholder proposals should be sent to Equinix, Inc. at One Lagoon Drive, Fourth Floor, Redwood City, California 94065, Attn: Secretary. Equinix reserves the right to reject, rule out of order, or take other appropriate action with respect to any stockholder proposal that does not satisfy the conditions and rules established by the Securities and Exchange Commission.

OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

Equinix will mail without charge, upon written request, a copy of Equinix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Requests should be sent to Equinix, Inc., at One Lagoon Drive, Fourth Floor, Redwood City, California 94065, Attn: Investor Relations.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Peter Van Camp

Peter Van Camp
Executive Chairman

Redwood City, California
May 1, 2013

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR FOLLOW THE INSTRUCTIONS BELOW TO SUBMIT YOUR PROXY BY TELEPHONE OR ON THE INTERNET. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

Appendix A

CERTIFICATE OF AMENDMENT

OF

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF EQUINIX, INC.

* * * * *

Equinix, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

DOES HEREBY CERTIFY:

FIRST:  That by unanimous written consent, the Board of Directors of the Corporation adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, as set forth in the following paragraph, declaring said amendment to be in the best interests of the Corporation and its stockholders and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor.

SECOND:  That Article VIII of the Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on August 16, 2000, as amended on June 9, 2011, is hereby amended by deleting Article VIII thereof and substituting the following in lieu thereof:

“Except as otherwise provided in the certificate of designation for any series of preferred stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting by the written consent of the stockholders of the Corporation, but only if such action is taken in accordance with the provisions of this Article VIII and the Bylaws of the Corporation.

The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Article VIII. Any person other than the Corporation seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the secretary of the Corporation and delivered to the Corporation and signed by holders of record of at least twenty-five percent (25%) of the voting power of the outstanding capital stock of the Corporation entitled to express consent on the relevant action, request that a record date be fixed for such purpose. The written notice must contain the information required by Section 2.10 of the Bylaws of the Corporation. Following receipt of the notice, the Board of Directors shall promptly, but in all events within ten (10) business days after the date the notice is received, determine the validity of the request and whether the request relates to an action that may be taken by written consent pursuant to this Article VIII and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If no record date has been fixed by the Board of Directors within ten (10) business days following the Corporation’s receipt of the notice to fix a record date for such purpose, the record date shall be the day on which the first signed written consent is delivered to the Corporation in the manner described in the final paragraph of this Article VIII; except that, if prior action by the Board of Directors is required under the provisions of Delaware law and the Board determines to take such prior action, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action, and except that no record date shall be set for any action that is not a proper subject for action by written consent pursuant to the immediately succeeding paragraph of this Article VIII or for which consents are not to be solicited as provided by this Article VIII.

The Board of Directors shall not be obligated to set a record date for an action by written consent if (i) the record date request does not comply with this Article VIII and the Bylaws of the Corporation, (ii) such action is not a proper subject for stockholder action under applicable law, (iii) the request for a record date for such action is received by the Corporation during the period commencing ninety (90) days prior to the first

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anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (iv) an annual or special meeting of stockholders that included an item of business substantially the same as or substantially similar to such action (“Similar Item”) was held not more than one hundred twenty (120) days before such request for a record date was received by the secretary of the Corporation, (v) a Similar Item is to be included in the Corporation’s notice as an item of business to be brought before a meeting of the stockholders that is to be called within forty (40) days after the request for a record date is received and held as soon as practicable thereafter, or (vi) such record date request or any solicitation of consents to such action was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”) or other applicable law. For purposes of this paragraph, the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors. The Board of Directors shall determine in good faith whether a record date is required to be set under the provisions of this Article VIII.

Stockholders may take action by written consent only if consents are solicited pursuant to a consent solicitation conducted pursuant to Regulation 14A of the Exchange Act, without reliance upon the exemption contained in Rule 14a-2(b)(2) of the Exchange Act.

Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in the immediately succeeding paragraph as a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by the immediately succeeding paragraph of this Article VIII and not later than one hundred twenty (120) days after the record date, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.

No Consents may be delivered to the Corporation or its registered office in the State of Delaware until fifty (50) days after the record date. Consents must be delivered to the Corporation by delivery to its registered office in the State of Delaware or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested.”

THIRD:  Thereafter, pursuant to a resolution of its Board of Directors, a meeting of the stockholders of the Corporation was duly called and held, on May 10, 2012, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

FOURTH:  The foregoing amendment was duly adopted and in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Equinix, Inc. has caused this Certificate to be duly executed in its corporate name this[•] day of [•], 2013.

EQUINIX, INC.

By:
Name: Stephen Smith
Title:   President and Chief Executive Officer

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Appendix B

AMENDED AND RESTATED

BYLAWS OF

EQUINIX, INC.

A DELAWARE CORPORATION

ARTICLE I

OFFICES AND RECORDS

Section 1.1 Delaware Office. The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle.

Section 1.2 Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) may designate or as the business of the Corporation may from time to time require.

Section 1.3 Books and Records. The books and records of the Corporation may be kept at the Corporation’s principal offices or at such other locations outside the State of Delaware as may from time to time be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

Section 2.1 Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held at such date, place and/or time as may be fixed by resolution of the Board of Directors.

Section 2.2 Special Meeting.

A.	Special meetings of stockholders may be called by the Board of Directors or the chairman of the Board of Directors, the President or the Secretary of the Corporation and may not be called by any other person.
B.	A special meeting of stockholders shall be called by the Secretary of the Corporation at the written request or requests (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”) of holders of record of at least 25% of the voting power of the outstanding capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (for purposes of this Section 2.2, the “Requisite Percentage”). A Special Meeting Request to the Secretary shall be signed and dated by each stockholder of record (or a duly authorized agent of such stockholder) requesting the special meeting (each, a “Requesting Stockholder”), shall comply with this Section 2.2, and shall include (i) a statement of the specific purpose or purposes of the special meeting, (ii) the information required by Section 2.7(A~~)(z~~), (iii) an acknowledgement by the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made that a disposition of shares of the Corporation’s capital stock owned of record or beneficially as of the date on which the Special Meeting Request in respect of such shares is delivered to the Secretary that is made at any time prior to the special meeting shall constitute a revocation of such Special Meeting Request with respect to such disposed shares and (iv) documentary evidence that the Requesting Stockholders own the Requisite Percentage as of the date of such written request to the Secretary; provided, however, that if the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request(s) must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request(s), such documentary evidence must be delivered to the Secretary within 10 business days after the date on which the Special Meeting Request(s) are delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request(s) are made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request(s) are delivered to the Secretary. In addition, the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made shall promptly provide any other information reasonably requested by the Corporation.
C.	A special meeting requested by stockholders shall be held on such date and at such time as may be fixed by the Board of Directors in accordance with these Bylaws; provided, however, that the date of any such special meeting shall not be more than 90 days after a Special Meeting Request that satisfies the requirements of this Section 2.2 is received by the Secretary.

D.	Notwithstanding the foregoing provisions of this Section 2.2, a special meeting requested by stockholders shall not be held if (i) the Special Meeting Request does not comply with this Section 2.2, (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, (iii) the Special Meeting Request is received by the Corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (iv) an annual or special meeting of stockholders that included an identical or substantially similar item of business (“Similar Business”) was held not more than 120 days before the Special Meeting Request was received by the Secretary, (v) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within 90 days after the Special Meeting Request is received by the Secretary and the business to be conducted at such meeting includes the Similar Business or (vi) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. For purposes of this Section 2.2(D), the nomination, election or removal of directors shall be deemed to be Similar Business with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors. The Board of Directors shall determine in good faith whether the requirements set forth in this Section 2.2(D) have been satisfied.
E.	In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors) and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within 60 days of the earliest dated Special Meeting Request. A Requesting Stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary and if, following such revocation, there are outstanding un-revoked requests from Requesting Stockholders holding less than the Requisite Percentage, the Board of Directors may, in its discretion, cancel the special meeting. If none of the Requesting Stockholders appears or sends a duly authorized agent to present the business to be presented for consideration that was specified in the Special Meeting Request, the Corporation need not present such business for a vote at such special meeting.
F.	Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.4. Nothing contained herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders.

Section 2.3 Place of Meeting. The Board of Directors may designate the place of meeting for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Corporation.

Section 2.4 Notice of Meeting. Except as otherwise required by law, written or printed notice or notice otherwise allowed by Delaware General Corporation Law, stating the place, day and hour of the meeting and the purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten days nor more than sixty days before the date of the meeting, either personally, or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his, her or its address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present (except as otherwise provided by law), or if notice is waived by those not present. Any previously scheduled meeting of the stockholders may be postponed and (unless the Corporation’s certificate of incorporation (as in effect from time to time, including any certificates of designation, the “Certificate of

Incorporation”) otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

Section 2.5 Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting separately as a class or series, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business. The chairman of the meeting or a majority of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the chairman or a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.6 Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or as may be permitted by law, or by his, her or its duly authorized attorney-in-fact. Such proxy must be filed with the Secretary or his representative at or before the time of the meeting.

Section 2.7 Notice of Stockholder Business and Nominations.

A.	Annual Meetings of Stockholders. Nominations of persons for election to the Board of Directors of the Corporation or the proposal of other business to be transacted by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.7(A), who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.7(A). For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder, pursuant to clause (iii) of this Section 2.7(A), the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to or mailed and received by, the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date then to be timely such notice must be received by the Corporation no earlier than 120 days prior to such annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth (x) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (y) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Amended and Restated Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (z) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:
(1)	the name and address, as they appear on the Corporation’s books, of such stockholder and any such beneficial owner;
(2)	the class or series and number of shares of capital stock of the Corporation which are held of record or are beneficially owned by such stockholder and by any such beneficial owner;
(3)	a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons in connection with the proposal of such nomination or other business;
(4)	a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner with respect to the Corporation’s securities;
(5)	a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting; and
(6)	a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination.
B.	Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.4. Nominations of persons for election to the Board of Directors of the Corporation at a special meeting of stockholders may be made by stockholders only (i) in accordance with Section 2.2 or (ii) if the election of directors is included as business to be brought before a special meeting in the Corporation’s notice of meeting by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.7(B) and at the time of the special meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.7(B). The proposal by stockholders of other business to be conducted at a special meeting of stockholders may be made only in accordance with Section 2.2. For nominations to be properly brought by a stockholder before a special meeting of stockholders pursuant to this Section 2.7(B), the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (x) not earlier than 120 days prior to the date of the special meeting nor (y) later than the later of 90 days prior to the date of the special meeting or the 10th day following the day on which public announcement of the date of the special meeting was first made by the Corporation. A stockholder’s notice to the Secretary shall comply with the notice requirements of Section 2.7(A).
C.	General. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary the information that is required to be set forth in a stockholder’s notice of nomination that pertains to the nominee. No person shall be eligible to be nominated by a stockholder to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.7 and in Section 2.2 (in the case of a meeting) or Section 2.10 (in the case of a written consent). No business proposed by a stockholder shall be conducted ~~at a stockholder meeting~~ except in accordance with the procedures set forth in

~~Section 2.2 and~~ this Section 2.7 and in Section 2.2 (in the case of a meeting) or Section 2.10 (in the case of a written consent). The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Amended and Restated Bylaws or that business was not properly brought before the meeting, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded or such business shall not be transacted, as the case may be. Notwithstanding the foregoing provisions of this Section 2.7, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.7, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Without limiting the foregoing provisions of this Section 2.7, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.7; provided however, that any references in these Amended and Restated Bylaws to the Securities Exchange Act of 1934 or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.7, and compliance with clause (iii) of Section 2.7(A) and Section 2.7(B) shall be the exclusive means for a stockholder to make nominations or submit other business (other than as provided in the last sentence of this Section 2.7(C). Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 2.7 other than a nomination of persons for election to the Board of Directors shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended from time to time, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders.
D.	For purposes of this Section 2.7, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 2.8 Procedure for Election of Directors. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot or other means allowed by Delaware General Corporation Law, and, except as otherwise set forth in the Certificate of Incorporation with respect to the right of the holders of any series of preferred stock of the Corporation (the “Preferred Stock”) or any other series or class of stock to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. Except as otherwise provided by law, the Certificate of Incorporation or these Amended and Restated Bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by the affirmative vote of a majority of the voting power of the outstanding Voting Stock present in person or represented by proxy at the meeting and entitled to vote thereon.

Section 2.9 Inspectors of Elections; Opening and Closing the Polls.

A.	The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the Delaware General Corporation Law.
B.	In the event of the delivery, in the manner provided by Section 2.10 and applicable law, to the Corporation of written consent or written consents to take corporate action and/or any related revocation or revocations, the Corporation shall appoint one or more inspectors for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with Section 2.10 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained herein shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
~~B~~C.	The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

Section 2.10 Consent of Stockholders in Lieu of Meeting.

A.	Except as provided in the Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation ~~and~~or may ~~not~~ be effected by ~~any~~a consent in writing by ~~such~~ stockholders as provided by, and subject to the limitations in, the Certificate of Incorporation and this Section 2.10.
B.	A request by a stockholder for a record date in accordance with Article VIII of the Certificate of Incorporation must be delivered by the holders of record of at least twenty-five percent (25%) (for purposes of this Section 2.10, the “Requisite Percentage”) of the voting power of the outstanding capital stock of the Corporation entitled to express consent on the relevant action, must describe the action that the stockholder proposes to take by consent (the “Action”) and must contain (i) the text of the proposal (including the text of any resolutions to be effected by consent), (ii) the information required by Section 2.7(A) of these Amended and Restated Bylaws, to the extent applicable, as though the stockholders making the request were making a Special Meeting Request in furtherance of the Action, (iii) an acknowledgment by the stockholders making the request and the beneficial owners, if any, on whose behalf the request is being made that a disposition of shares of the Corporation’s capital stock, owned of record or beneficially as of the date on which the request in respect of such shares is delivered to the Secretary, that is made at any time prior to the delivery of the first written consent with respect to the Action shall constitute a revocation of such request with respect to such disposed shares, (iv) a statement that the stockholder intends to solicit consents in accordance with Regulation 14A of the Exchange Act, without reliance on the exemption contained in Rule 14a-2(b)(2) of the Exchange Act, and (v) documentary evidence that the stockholders making the request own the Requisite Percentage as of the date that the request is delivered to the Secretary; provided, however, that if the stockholders making the request are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the request must also include documentary evidence (or, if not simultaneously provided with the request, such documentary evidence must be delivered to the Secretary within ten (10) business days after the date on which the request is delivered to the Secretary) that the beneficial owners on whose behalf the request is made beneficially own the Requisite Percentage as of the date on which such request is delivered to the Secretary. In addition, the requesting stockholders and the beneficial owners, if any, on whose behalf the request is being made shall promptly provide any other information reasonably requested by the Corporation.
C.	In determining whether a record date has been requested by stockholders of record representing in the aggregate at least the Requisite Percentage, multiple requests delivered to the Secretary will be considered together only if (i) each identifies substantially the same proposed action and includes substantially the same text of the proposal (in each case as determined in good faith by the Board of Directors), and (ii) such requests have been dated and delivered to the Secretary within sixty (60) days of the earliest dated request. Any stockholder may revoke a request with respect to his or her shares at any time by written revocation delivered to the Secretary.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by the Certificate of Incorporation or by these Amended and Restated Bylaws, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 3.2 Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. For purposes of these Amended and Restated Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

Section 3.3 Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, each annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without notice other than such resolution.

Section 3.4 Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the Chief Executive Officer, the President or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

Section 3.5 Notice. Notice of any special meeting shall be given to each director at his business or residence in writing or by telegram, facsimile transmission or telephone communication. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four hours before such meeting. If by facsimile transmission, such notice shall be transmitted at least twenty-four hours before such meeting. If by telephone, the notice shall be given at least twelve hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Amended and Restated Bylaws as provided under Section 8.1. A meeting may be held at any time without notice if all the directors are present (except as otherwise provided by law) or if those not present waive notice of the meeting in writing, either before or after such meeting.

Section 3.6 Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.7 Quorum. A whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.8 Vacancies. Subject to the rights of holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.9 Committees.

A.	The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.
B.	Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these Amended and Restated Bylaws.

Section 3.10 Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE IV

OFFICERS

Section 4.1 Elected Officers. The elected officers of the Corporation shall be a Secretary and a Treasurer, and may be a Chairman of the Board, a President and a Chief Executive Officer, and such other officers as the Board of Directors from time to time may deem proper. The Chairman of the Board, if any, shall be chosen from the directors. All officers shall be chosen by the Board of Directors and shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of Articles II, III, IV and V. Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

Section 4.2 Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Subject to Section 4.7 of these Amended and Restated Bylaws, each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign.

Section 4.3 Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board. In the absence of the Chairman of the Board at any meeting, a majority of the directors present at such meeting shall have the power to select any director at the meeting to preside.

Section 4.4 President and Chief Executive Officer. The Chief Executive Officer, or if there is no Chief Executive Officer, the President, shall be the general manager of the Corporation, subject to the control of the Board of Directors, and as such shall preside at all meetings of stockholders, shall have general supervision of the affairs of the Corporation, shall sign or countersign or authorize another officer to sign all certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and stockholders, and shall perform all such other duties as are incident to such office or are properly required by the Board of Directors. If the Board of Directors creates the office of the President as a separate office from the Chief Executive Officer, the President shall have such duties as are determined by, and shall be subject to the general supervision, direction, and control of, the Chief Executive Officer unless the Board of Directors provides otherwise.

Section 4.5 Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Amended and Restated Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, the Chief Executive Officer or the President, or by the Board of Directors, upon whose request the meeting is called as provided in these Amended and Restated Bylaws. He or she shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors (to the extent consistent with the Chairman’s duty and authority to preside at all meetings of the Board of Directors), the Chief Executive Officer or the President. He or she shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, and attest to the same.

Section 4.6 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chief Executive Officer or the President, taking proper vouchers for such disbursements. The Treasurer shall render to the Chairman of the Board, the President, the Chief Executive Officer and the Board of Directors, whenever requested, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.

Section 4.7 Removal. Any officer elected by the Board of Directors may be removed by the Board of Directors whenever, in their judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.

Section 4.8 Vacancies. A newly created office and a vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term.

ARTICLE V

STOCK CERTIFICATES; UNCERTIFICATED SHARES AND TRANSFERS

Section 5.1 Stock Certificates and Transfers.

A.	The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his, her or its attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.
B.	The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 6.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 6.2 Right to Advancement of Expenses. The right to indemnification conferred in Section 6.1 shall include, to the extent permitted by law, the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

Section 6.3 Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in Section 6.1 and Section 6.2, respectively, shall be contract rights. If a claim under Section 6.1 or Section 6.2 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (A) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (B) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation.

Section 6.4 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation, these Amended and Restated Bylaws, or any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6.6 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

Section 7.2 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

Section 7.3 Seal. The corporate seal shall have inscribed the name of the Corporation thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 7.4 Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the Delaware General Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders of the Board of Directors need be specified in any waiver of notice of such meeting.

Section 7.5 Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

Section 7.6 Resignations. Any director or any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the President, the Chief Executive Officer or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President, the Chief Executive Officer or the Secretary or at such later date as is stated therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

Section 7.7 Contracts. Except as otherwise required by law, the Certificate of Incorporation, these Amended and Restated Bylaws and any signing authority policies adopted by the Board of Directors from time to time, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the President, the Chief Executive Officer or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors, the Chairman of the Board, the President, the Chief Executive Officer or any Vice President of the Corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 7.8 Proxies. The Board of Directors may by resolution from time to time appoint any attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock and other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE VIII

AMENDMENTS

Section 8.1 Amendments. Subject to the provisions of the Certificate of Incorporation and these Amended and Restated Bylaws, these Amended and Restated Bylaws may be amended, altered, added to, rescinded or repealed at any meeting of the Board of Directors or by the affirmative vote of the holders of a majority of the Corporation’s outstanding voting stock (on an as-converted to Common Stock basis), provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given no less than twenty-four hours prior to the meeting.

EQUINIX

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Thomas Bartlett	☐	☐	02 - Gary Hromadko	☐	☐	03 - Scott Kriens	☐	☐
04 - William Luby	☐	☐	05 - Irving Lyons, III	☐	☐	06 - Christopher Paisley	☐	☐
07 - Stephen Smith	☐	☐	08 - Peter Van Camp	☐	☐			

Proposal	For	Against	Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐
3. To approve by a non-binding advisory vote the compensation of the Company's named executive officers.	☐	☐	☐
4. To approve an amendment to our Amended and Restated Certificate of Incorporation to permit holders of record of at least twenty-five percent (25%) of the voting power of our outstanding capital stock to take action by written consent.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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